Exhibit 1.1

PRIVATE AND CONFIDENTIAL

EXECUTION VERSION

CERTAIN INFORMATION (INDICATED BY “[***]”) HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE (I) SUCH INFORMATION IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

This SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on October 14, 2025 by and among:

1.
VISARA, INC., a corporation organized and existing under the laws of the State of Delaware, the United States, with a registered office at 1209 Orange Street, City of Wilmington, County of New Castle, 19801 (the “Company”);
2.
I-MAB, a company incorporated with limited liability under the laws of the Cayman Islands, with a registered address at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (“IMAB”); and
3.
AFFAMED THERAPEUTICS (HK) LIMITED, a corporation organized and existing under the laws of Hong Kong, with a registered address at Unit 417 4/F, Lippo Centre Tower Two, No. 89 Queensway Admiralty, HK (“AffaMed”, together with IMAB, the “Investors”, and each an “Investor”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.
As of the date of this Agreement, the authorized share capital of the Company consists of a total of 50,000,000 authorized Common Shares, 1 of which is issued and outstanding (the “Existing Common Share”).
B.
IMAB wishes to invest in the Company by subscribing for certain Series A Preferred Shares to be issued by the Company pursuant to the terms and subject to the conditions of this Agreement (the “IMAB Investment”).
C.
The Company has entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with AffaMed on or prior to the date of this Agreement, pursuant to which, AffaMed agrees to assign to the Company all of its right, title, and interest in and to the Assigned Contracts (as defined below) upon IMAB’s payment of its Subscription Price (as defined below) to the Company.
D.
The Company also intends to enter into an Exclusive License Agreement (the “Direct License Agreement”) with AskGene Pharma, Inc., a corporation organized and existing under the laws of State of Delaware, the United States, with a registered address at 5217 Verdugo Way, Suite A, Camarillo, CA 93012 (“AskGene”), pursuant to which, AskGene will agree to grant to the Company the exclusive license to develop, manufacture, and commercialize the Licensed Antibodies (as defined in the Direct License Agreement) and Licensed Products (as defined in the Direct License

Agreement) in the Field (as defined in the Direct License Agreement) in the Territory (as defined in the Direct License Agreement).
E.
Simultaneously with the Closing of the IMAB Investment, in consideration of AffaMed’s assignment of the relevant right, title and interest in and to the Assigned Contracts under the Assignment and Assumption Agreement to the Company, the Company will issue to AffaMed certain Series A Preferred Shares of the Company pursuant to the terms of this Agreement.
F.
At or prior to the Closing, 2,700,000 Common Shares will be reserved for the ESOP (as defined below) to be approved by the Board (as defined below) (the “ESOP Pool”).
G.
The capitalization of the Company immediately after the Closing is set out in Part 2 of Schedule II.
H.
The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.
Definitions

Unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings ascribed to them in Schedule III.

2.
Purchase and Sale of preferred stock
2.1
Sale and Issuance of Preferred Stock at Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor agrees to subscribe for and purchase from the Company (severally but not jointly), such number of Series A Preferred Shares as set forth opposite such Investor’s name under the heading “Number of Subscription Shares” in Schedule I (in respect of such Investor, the “Subscription Shares”), at the subscription price per Share of US$1.0571 (the “Subscription Price Per Share”). The aggregate subscription price for the Subscription Shares of each Investor shall be the amount set forth opposite such Investor’s name under the heading “Consideration” in Schedule I (in respect of such Investor, the “Subscription Price”).
2.2
Closing
(a)
Closing. The consummation of the sale and issuance of the Subscription Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures on or prior to the tenth (10th) Business Day after all Closing Conditions specified in Section 5 and Section 6 hereof having been waived or satisfied (other than those Closing Conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time and place as the Company and the Investors shall mutually agree in writing. For the avoidance doubt, the Parties agree that the Closing for

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the Investors shall occur simultaneously, and none of the Parties shall have the right to procure the Closing to occur solely for one Investor, unless the other Investor agrees otherwise in writing.
(b)
Deliverables by the Company at Closing. At the Closing, the Company shall deliver to each Investor:
(i)
a scanned copy of the duly executed share certificate issued in the name of such Investor representing the relevant Subscription Shares being issued to such Investor at the Closing (or other evidence of such ownership, including a digital certificate, other digital evidence, or evidence of a book entry or updated stock ledger);
(ii)
copies of the written resolutions of the stockholder of the Company and written resolutions of the Board approving, amongst others, (A) the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party and the transactions contemplated hereunder and thereunder, (B) the issuance of the Subscription Shares to the Investors pursuant to this Agreement, (C) the appointment of Emmett Cunningham, and Ting Liu (whom is designated by AffaMed) and another individual designated by IMAB as Directors as of the Closing Date, (D) the adoption of the Restated Certificate and the Restated By-Laws, and (E) the redemption by the Company of the Existing Common Share.
(c)
Deliverables by the Investors at the Closing. At the Closing:
(i)
IMAB shall pay its Subscription Price by wire transfer of immediately available funds in U.S. dollars to the bank account of the Company notified by the Company to IMAB prior to the third (3rd) Business Day before the Closing Date;
(ii)
AffaMed shall take all actions and deliver all documents necessary to ensure that the Assignment and Assumption Agreement shall become effective on the Closing Date and all of AffaMed’s right, title, and interest in and to the Assigned Contracts shall have been assigned to the Company pursuant to the Assignment and Assumption Agreement on the Closing Date (the “AM712 License Assignment”) (it being acknowledged that, the Subscription Price of AffaMed is paid in kind through such AM712 License Assignment); and
(iii)
each Investor shall deliver to the Company and the other Investor a scanned copy of the resolutions of its board of directors, authorising the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereunder and thereunder.
2.3
Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Subscription Shares (the “Proceeds”) solely for the following purposes:
(a)
product development, business development, internal management improvement, working capital and other general business activities of the Group Companies in accordance with the Approved Business Plan and Budget;

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(b)
the payment of US$5,000,000 to AffaMed as part of the consideration for AM712 License Assignment in accordance with the Assignment and Assumption Agreement;
(c)
the payment of US$2,000,000 to ABio-X Holdings, Inc. (i) as service compensation for the founding team’s prior and continuing business development and operational (including G&A functions) support since 2024 and through 2025 and as needed in 2026 upon mutual agreement, and (ii) as reimbursement for the expenses and fees related to the transactions contemplated hereunder, in each case pursuant to the service agreement to be entered into by and between the Company and ABio-X Holdings, Inc. in the Agreed Form; and
(d)
upfront payment to AskGene for the exclusive license granted to the Company to develop, manufacture, and commercialize the Licensed Antibodies and Licensed Products in the Field in the Territory pursuant to the Direct License Agreement.
3.
Representations and Warranties of the Company

The Company represents and warrants to each Investor that, except as Disclosed, the statements in Schedule IV (collectively, the “Company Warranties”) are true, correct, complete and not misleading in all material respects as of the date hereof and as of Closing Date (except in either case for those Company Warranties that address matters only as of a particular date, which Company Warranties will have been true, correct, complete and not misleading as of such particular date).

4.
Representations and Warranties of the Investors

Each of the Investors hereby represents and warrants (severally but not jointly) to the Company that the statements set forth in Sections 4.1 to 4.12 are true, correct, complete and not misleading in all material respects as of the date hereof and as of Closing Date (except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct, complete and not misleading as of such particular date), and AffaMed hereby represents and warrants to the Company and IMAB that the statements set forth in Section 4.13 are true, correct, complete and not misleading as of the date hereof and as of Closing Date.

4.1
Organization. Such Investor is duly organized or incorporated, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation or establishment.
4.2
Authorization. Such Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of such Investor necessary for the authorization, execution delivery and performance of the Transaction Documents to which it is a party, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by such Investor (to the extent such Investor is a party), enforceable against such Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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4.3
Compliance with Other Instruments. All Consents from or with any Governmental Authority or any other Person required in connection with such Investor’s valid execution, delivery and performance of the Transaction Documents to which such Investor is a party, and the consummation by such Investor of the transactions contemplated thereunder, have been duly obtained or completed (as applicable) and are in full force and effect as of the Closing Date. The execution, delivery and performance of each Transaction Document by such Investor do not, and the consummation by such Investor of the transactions contemplated thereby will not, result in any violation of, be in conflict with or constitute a default under any provision of the Constitutional Documents of such Investor, or any applicable Laws.
4.4
No Insolvency. No proceedings for the bankruptcy, insolvency, winding up, liquidation or reorganization of such Investor have commenced, are pending, or threatened against such Investor which could reasonably be expected in any manner to challenge or seek to prevent, enjoin or materially delay any of the transactions contemplated by this Agreement.
4.5
Accredited Investor. Such Investor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. Such Investor has the knowledge, sophistication and experience necessary to make an investment decision in the purchase of its Subscription Shares and can bear the economic risk of its investment in its Subscription Shares.
4.6
Non-United States Investor. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for its Subscription Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of its Subscription Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of its Subscription Shares. Such Investor’s subscription and payment for its Subscription Shares and continued beneficial ownership of the of such Subscription Shares or the relevant Conversion Shares will not violate any applicable securities laws or other laws, rules, and regulations of the Investor’s jurisdiction.
4.7
Purchase Entirely for Own Account. The Subscription Shares to be acquired by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person, with respect to any of its Subscription Shares or the relevant Conversion Shares.
4.8
Investment Experience. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and can protect its own interests. Such Investor has such knowledge, sophistication and experience, including with respect to financial and business matters, necessary to make an investment decision in the purchase of its Subscription Shares and can bear the economic risk of its investment in its Subscription Shares.
4.9
Disclosure of Information. Such Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the

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offering of the Subscription Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of such Investor to rely thereon.
4.10
No Public Market. Such Investor understands that no public market now exists for the Subscription Shares or the Conversion Shares, and that the Company has made no assurances that a public market will ever exist for the Subscription Shares or the Conversion Shares.
4.11
Restricted Securities. Such Investor understands that the Subscription Shares or the Conversion Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. Such Investor understands that the Subscription Shares are, and the Conversion Shares will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Investor must hold its Subscription Shares and Conversion Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Investor acknowledges that the Company has no obligation to register or qualify the Shares, or the Conversion Shares into which it may be converted, for resale except as set forth in the Stockholders Agreement. Such Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Subscription Shares or the Conversion Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.
4.12
Restrictive Legends. Such Investor understands that the Subscription Shares and any Shares issued in respect of or exchange for the Subscription Shares, may be notated with one or all of the following legends and any legend set forth in, or required by, the other Transaction Documents:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.13
Assignment and Assumption Agreement.
(a)
Upon IMAB’s payment of its Subscription Price to the Company pursuant to this Agreement, the entire Assignment and Assumption Agreement (including, without limitation, the assignment to the Company of all of AffaMed’s right, title, and interest in and to the Assigned Contracts and the assumption by the Company of all of AffaMed’s

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obligations under the Assigned Contracts, in each case as contemplated under Sections 1.1 and 1.2 of the Assignment and Assumption Agreement) shall have become fully effective.
(b)
AffaMed is not in breach or default under the Assignment and Assumption Agreement and the Direct License Agreement.
(c)
All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by the AffaMed in connection with the consummation of the assignment, assumption, licensing and other transactions contemplated by the Assignment and Assumption Agreement and the Direct License Agreement have been duly obtained and effective as of the Closing.
5.
Conditions of the Investors’ Obligations at Closing.

The obligations of each of the Investors to consummate the Closing under Section 2.2 of this Agreement are subject to the fulfillment, to the reasonable satisfaction of such Investor on or before the Closing, or waiver by such Investor, of the following conditions (collectively, the “Investor Closing Conditions”):

5.1
Representations and Warranties. Except as Disclosed, each of the Company Warranties shall have been true, correct, complete and not misleading in all material respects as of the date hereof and on and as of the Closing with the same effect as though such Company Warranties had been made on and as of the Closing Date, except in either case for those Company Warranties that address matters only as of a particular date, which Company Warranties shall have been true, correct, complete and not misleading as of such particular date.
5.2
Performance. The Company shall have performed and complied with in all material respects all covenants and obligations contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.
5.3
Authorizations. All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by the Company in connection with the consummation of the transactions contemplated by the Transaction Documents shall have been duly obtained and effective as of the Closing.
5.4
Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Closing, shall have been completed in form and substance reasonably satisfactory to such Investor.
5.5
Transaction Documents. Each of the parties to the Transaction Documents, other than the Investors, shall have executed and delivered such Transaction Documents.
5.6
Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of the State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.
5.7
No Prohibition. No provision of any applicable Law shall prohibit the consummation of any transactions contemplated by the Transaction Documents.
5.8
Assignment and Assumption Agreement and Direct License Agreement. The Direct License Agreement shall have become fully effective as of the Closing, and the

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Assignment and Assumption Agreement (including, without limitation, the assignment to the Company of all of AffaMed’s right, title, and interest in and to the Assigned Contracts and the assumption by the Company of all of AffaMed’s obligations under the Assigned Contracts, in each case as contemplated under Sections 1.1 and 1.2 of the Assignment and Assumption Agreement) shall have become fully effective upon IMAB’s payment of its Subscription Price to the Company pursuant to this Agreement, and no party to these agreements shall have been in breach or default thereunder.
6.
Conditions of the Company’s Obligations at Closing.

The obligations of the Company to consummate the Closing under Section 2.2 of this Agreement with respect to an Investor, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions (collectively, the “Company Closing Conditions”):

6.1
Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall have been true, correct, complete and not misleading in all material respects as of the date hereof and on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct, complete and not misleading as of such particular date.
6.2
Performance. Such Investor shall have performed and complied with in all material respects all covenants and obligations contained in this Agreement that are required to be performed or complied with by such Investor on or before the Closing.
6.3
Execution of the Transaction Documents. Such Investor shall have executed and delivered to the Company the Transaction Documents to which it is a party.
6.4
Restated Certificate. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing.
7.
Termination.
7.1
Termination of Agreement. This Agreement may be terminated prior to the Closing:
(a)
by mutual written consent of the Parties,
(b)
by any Party if the Closing has not been consummated on or prior to the thirtieth (30th) Business Day (the “Long Stop Date”) after the date hereof; provided, that if the failure of the Closing to occur by the Long Stop Date is due to a breach by any Party hereunder, the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to such breaching Party, or
(c)
by any Party upon written notice to the other Parties if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of any other Party, and such breach, if curable, has not been cured within

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fourteen (14) days of such notice; provided however that the breaching Party shall not have the right to terminate this Agreement in accordance herewith.
7.2
Effect of Termination. If this Agreement is terminated pursuant to the provision of Section 7.1, this Agreement will be of no further force or effect among the Parties; provided that, (a) no Party shall be relieved of any liability for a breach of this Agreement or for any misrepresentation hereunder prior to such termination, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation, and (b) Sections 1, 7.2 and 8 shall survive the termination of this Agreement and shall continue in full force and effect.
8.
Miscellaneous.
8.1
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights and obligations therein may not be assigned by any Party without the prior written consent of the other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8.2
Governing Law. This Agreement shall be governed by and construed under the Laws of the State of Delaware, without regard to principles of conflict of Laws thereunder.
8.3
Dispute Resolution.
(a)
Any dispute, controversy, difference or claim arising out of or relating to this Agreement (including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it) shall be referred to arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted (the “HKIAC Rules”).
(b)
The tribunal shall consist of three (3) arbitrators (the “Tribunal”). Each of the claimant or group of claimants and the respondent or group of respondents shall designate one (1) arbitrator and HKIAC shall appoint the third (3rd) arbitrator.
(c)
The seat of such arbitration shall be Hong Kong.
(d)
The arbitral proceedings shall be conducted in English. All documents submitted in connection with the proceedings shall be in the English language, or if in another language, accompanied by an English translation.
(e)
The award of the Tribunal shall be final and binding upon the Parties. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.
8.4
Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, electronic mail or similar means to the address of the relevant Party as

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shown under Schedule V (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 8.4). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (a) delivery (or when delivery is refused) and (b) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.
8.5
Consent to Electronic Notice. Each of the Investors consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address as shown under Schedule V, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.
8.6
Specific Performance. The exercise or partial exercise of any right, power or remedy by any Party will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
8.7
Fees and Expenses. Irrespective of whether the Closing is effected, each of the Company and the Investors shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
8.8
Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.
8.9
Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of each of the Parties. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular

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instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.
8.10
No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
8.11
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
8.12
No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
8.13
Headings and Subtitles; Interpretation
(a)
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(b)
In this Agreement, unless a provision hereof expressly provides otherwise:
(i)
the term “or” is not exclusive;
(ii)
words in the singular include the plural, and words in the plural include the singular;
(iii)
the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision;
(iv)
all references to “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”;
(v)
the masculine, feminine, and neuter genders will each be deemed to include the others;
(vi)
the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

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(vii)
the term “day” shall mean “calendar day”, and “month” shall mean calendar month;
(viii)
all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;
(ix)
all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement;
(x)
the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;
(xi)
references to laws or Law include any such law modifying, reenacting, extending or made pursuant to the same or which is modified, reenacted, or extended by the same or pursuant to which the same is made;
(xii)
each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant;
(xiii)
all accounting terms not otherwise defined herein have the meanings assigned under the applicable accounting principle or policy;
(xiv)
pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
(xv)
references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;
(xvi)
all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies); and
(xvii)
any reference to writing or written shall include typewriting, printing, lithography, photography, email message and facsimile message and other modes of reproducing words in a legible and non-transitory form.
8.14
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures or electronic signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
8.15
Confidentiality. The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence and the subscription of Subscription Shares, shall be considered confidential information and, without the written approval of all Parties, shall not be disclosed by any press release or public announcement, or otherwise by any of the Parties to any other Person, except that:

12

(a)
such information is in the public domain other than through breach of Section 8.15;
(b)
each Party, as appropriate, may disclose any of the Confidential Information to current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations;
(c)
each of the Investors may disclose any of the Confidential Information to its fund manager, the employees, advisors and counsels so long as such Persons are under appropriate nondisclosure obligations;
(d)
each of the Investors may disclose any of the Confidential Information to its Affiliates (for this purpose only, an Affiliate of the Investor shall be deemed to include any investment fund and the Affiliates and limited partners of such investment fund);
(e)
any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information; provided that such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information; and
(f)
the disclosure is required to vest the full benefit of this Agreement in any Party.
8.16
Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement. The rights of the Parties to terminate, rescind or agree to any variation, waiver or settlement under this Agreement are not subject to the consent of any other Person.
8.17
Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

[The remainder of this page has been left intentionally blank]

13

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

THE COMPANY:

VISARA, INC.

By: _/s/ Xi-Yong Fu_______________

Name: Xi-Yong Fu

Title: Director

SIGNATURE PAGE TO SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

I-MAB

By: _/s/ Xi-Yong Fu_______________

Name: Xi-Yong Fu

Title: Director

SIGNATURE PAGE TO SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

AFFAMED THERAPEUTICS (HK) LIMITED

By: _/s/ Ting Liu_______________

Name: Ting Liu

Title: President

SIGNATURE PAGE TO SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

Schedule I

LIST OF SERIES A INVESTORS

Schedule II

CAPITALIZATION TABLE

Part 1

Fully Diluted Capitalization Immediately prior to the Closing

Part 2

Fully Diluted Capitalization Immediately after the Closing

Schedule III

DEFINITION

“Action”

shall mean any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

“AffaMed”	shall have the meaning ascribed to it in the preamble.
“Affiliate”

shall mean, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of the Investor, the term “Affiliate” also includes investment vehicles sponsored, managed and/or advised by such Investor or its Affiliate(s). Notwithstanding the foregoing, (x) the Group Company’s Affiliate shall exclude the private equity funds managed or advised by CBC Group Investment Management, Ltd. and its Affiliates, and their respective portfolio companies, and (y) for the purpose of this Agreement, except as otherwise expressly provided under this Agreement, no Group Company shall be deemed to be an Affiliate of a Stockholder and vice versa.

“Agreed Form”	shall mean, in relation to any document, the form of that document which has been confirmed for the purpose of identification by or on behalf of the Investors and the Company.
“Agreement”	shall have the meaning ascribed to it in the preamble.
“AM712 License Assignment”	shall have the meaning ascribed to it in Section 2.2.
“Approved Business Plan and Budget”

shall mean the business plan and budget of the Company and/or its Subsidiaries as approved by the Board (including the approval of a majority of the Preferred Directors pursuant to the Stockholders Agreement) from time to time.

“AskGene”	shall have the meaning ascribed to it in the recitals.
“Assigned Contracts”	shall mean (a) the Exclusive License Agreement dated November 6, 2021 by and among AskGene and AffaMed; (b) the Safety Data Exchange Agreement dated August 25, 2022 by and among AskGene and AffaMed.
“Assignment and Assumption Agreement”	shall have the meaning ascribed to it in the recitals.

“Board” or “Board of Directors”	shall mean the board of directors of the Company.
“Business Day”

shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by applicable Law to be closed in Hong Kong, the State of Delaware, the State of New York, the PRC or Singapore.

“Closing”	shall have the meaning ascribed to it in Section 2.2.
“Closing Conditions”	shall mean the Investor Closing Conditions and Company Closing Conditions.
“Closing Date”	shall mean the date on which the Closing takes place pursuant to this Agreement.
“Common Shares”	shall mean the shares of common stock of the Company.
“Company Closing Conditions”	shall have the meaning ascribed to it in Section 6.
“Company Warranties”	shall have the meaning ascribed to it in Section 3.
“Company”	shall have the meaning ascribed to it in the preamble.
“Confidential Information”	shall have the meaning ascribed to it in Section 8.15.
“Consent”

shall mean any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Constitutional Documents”

shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity. Unless the context provides otherwise, Constitutional Documents hereunder refer to the Constitutional Documents of the Company, which as of the Closing consist of the Restated Certificate and the Restated By-laws.

“Contract”	shall mean a legally binding written contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, or purchase order.

“Control”

of a given Person shall mean, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares”	shall mean Common Shares issuable upon conversion of any Shares.
“DGCL”	shall have the meaning ascribed to it in Section 8.5.
“Direct License Agreement”	shall have the meaning ascribed to it in the recitals.
“Director”	shall mean a director for the time being of the Company including, where applicable, any alternate Director, and “Directors” shall be construed accordingly.
“Disclosed”

shall mean any fact, matter or circumstance fairly disclosed during the process of the due diligence on the Company, the Licensed Antibodies and Licensed Products or in the Transaction Documents, whether generally or specifically, and in such manner and with sufficient details for a reasonable investor to identify the nature and scope of the fact, matter or circumstance disclosed, and “Disclose”, “Disclosing” and “Disclosure” shall be construed accordingly.

“Equity Securities”

shall mean with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing. Unless the context provides otherwise, the Equity Securities hereunder refer to the Equity Securities of the Company.

“ESOP Pool”	shall have the meaning ascribed to it in the recitals.
“ESOP”	shall mean any employee share option plan, equity-based employee incentive, purchase or participation arrangement, contract, or plan or any benefit plan of any Group Company for the benefit of any employee, officer, director, contract labor, advisor or consultant of any Group Company, in each case adopted by the Board in accordance with the Constitutional Documents and the Stockholders Agreement from time to time.

“Existing Common Share”	shall have the meaning ascribed to it in the recitals.
“Governmental Authority”

shall mean any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, and any court, tribunal or arbitrator.

“Governmental Order”

shall mean any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company”	shall mean any of the Company and any Subsidiaries of the Company, and “Group” refers to all of the Group Companies collectively.
“HKIAC”	shall have the meaning ascribed to it in Section 8.3(a).
“HKIAC Rules”	shall have the meaning ascribed to it in Section 8.3(a).
“Hong Kong”	shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.
“IMAB”	shall have the meaning ascribed to it in the preamble.
“IMAB Investment”	shall have the meaning ascribed to it in the recitals.
“Investor” or “Investors”	shall have the meaning ascribed to it in the preamble.
“Investor Closing Conditions”	shall have the meaning ascribed to it in Section 5.
“Knowledge”	shall mean, with respect to the Company, the actual knowledge of the Directors of the Company as of the date hereof.
“Law” or “Laws”

shall mean any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction, in each case as amended, and any and all applicable Governmental Orders.
“Lien”

shall mean any claim, mortgage, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Long Stop Date”	shall have the meaning ascribed to it in Section 7.1(b).
“Material Contract”	shall have the meaning ascribed to it in Paragraph 7(a) of Schedule IV.
“Party” or “Parties”	shall have the meaning ascribed to it in the preamble.
“Permitted Liens”

shall mean (a) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, (b) Liens incurred in the ordinary course of business, which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and (y) were not incurred in connection with the borrowing of money, and (c) Liens created under the Transaction Documents.

“Person”	shall mean any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
“Preferred Director”	shall mean any Director designated by any Investor, and collectively the “Preferred Directors”.
“Proceeds”	shall have the meaning ascribed to it in Section 2.3.
“Required Governmental Consent”	shall have the meaning ascribed to it in Paragraph 5(a) of Schedule IV.
“Restated By-Laws”	shall mean the amended and restated by-laws of the Company to be adopted on or before the Closing in the Agreed Form.
“Restated Certificate”	shall mean the amended and restated certificate of incorporation of the Company to be adopted on or before the Closing in the Agreed Form.
“Securities Act”	shall mean the Securities Act of 1933 of the United States of America, as amended, and all rules and regulations promulgated thereunder.

“Series A Preferred Shares”	shall mean the shares of Series A Preferred Stock.
“Series A Preferred Stock” or “Preferred Stock”	shall mean the series A preferred stock of the Company, with the rights and privileges attached to such stock as set out in the Constitutional Documents of the Company.
“Shares”	shall mean the shares of the Company’s stock of any or all series or classes as the context may require, and “Share” shall mean any of them.
“Stockholder”	shall mean any holder of a Share of the Company for the time being.
“Stockholders Agreement”	shall mean the Stockholders Agreement to be entered into by and among the parties named therein on or before the Closing, which shall be in substantially the form as set forth in Exhibit A.
“Subscription Price Per Share”	shall have the meaning ascribed to it in Section 2.1.
“Subscription Price”	shall have the meaning ascribed to it in Section 2.1.
“Subscription Shares”	shall have the meaning ascribed to it in Section 2.1.
“Subsidiary”	shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.
“Tax”

shall mean any form of taxation, tax liability, levy, duty, charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, any Governmental Authority exercising a fiscal, revenue, customs or excise function.

“Transaction Documents”

shall mean this Agreement, the Stockholders Agreement, the Constitutional Documents, the Assignment and Assumption Agreement, the Direct License Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Tribunal”	shall have the meaning ascribed to it in Section 8.3(b).

Schedule IV

REPRESENTATION AND WARRANTIES OF THE COMPANY

1
Organization, Good Standing and Qualification.

The Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted.

2
Capitalization and Voting Rights.
(a)
Company. The authorized share capital of the Company as of the date hereof consists of a total of 50,000,000 authorized Common Shares, 1 of which is issued and outstanding.
(b)
Capitalization. Part I of Schedule II sets forth the capitalization table of the Company as of immediately prior to the Closing reflecting all then outstanding and authorized Equity Securities of the Company, and the record holders thereof.
(c)
No Other Securities. Except for (i) the conversion privileges of the Series A Preferred Shares, (ii) certain rights provided in the Constitutional Documents of the Company as currently in effect, (iii) certain rights provided in the Constitutional Documents and the Stockholders Agreement, and (iv) shares to be issued upon exercise of Equity Securities granted under the ESOP, no Equity Securities of the Company are subject to any preemptive rights, rights of first refusal (except to the extent provided by applicable Law) or other rights to purchase such Equity Securities, and the Company is not a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of the Company. Except as set forth in the Transaction Documents, the Company has not granted any registration rights or information rights to any other Person, nor is the Company obligated to list, any of its Equity Securities on any securities exchange. Except as contemplated under the Transaction Documents, there are no voting or similar agreements which relate to the share capital of any Company.
(d)
Issuance and Status. All presently outstanding Equity Securities of the Company were duly and validly issued (or subscribed for) in compliance with all applicable Law, preemptive rights of any Person, and applicable Contracts. The authorized and issued share capital of the Company is fully paid and non-assessable and free of any and all Liens (except for any Liens under the Stockholders Agreement, the Constitutional Documents and applicable Laws).
3
Authorization.

The Company has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of Company necessary for its authorization, execution and delivery of the Transaction Documents and the performance by it of all its obligations thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Subscription Shares and the Conversion Shares, have been taken or will be taken at or prior to the Closing. Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company as of the Closing and (assuming such Transaction Document has been duly executed and delivered by all the other parties thereto) constitutes valid and legally binding obligations of Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4
Valid Issuance of Shares.

The Subscription Shares, when issued and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any Liens under applicable Law, the Constitutional Documents and the Stockholders Agreement) as of the Closing. The Conversion Shares will be reserved for issuance as of the Closing and, upon issuance in accordance with the terms of the Constitutional Documents, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Stockholders Agreement). The issuance of the Subscription Shares and the Conversion Shares is not subject to any preemptive rights, rights of first refusal or similar rights (which, if any, have been waived as of the Closing). Subject in part to the accuracy of the Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Subscription Shares are, and the issuance of the Conversion Shares will be, exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

5
Consents; No Conflicts.
(a)
Except for the filing of the Restated Certificate, which will have been filed as of the Closing, All Consents from or with any Governmental Authority (each a “Required Governmental Consent”) or any other Person required in connection with (i) the valid execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, (ii) the consummation by the Company of the transactions contemplated by the Transaction Documents to which the Company is a party, and (iii) the due and proper establishment and operations of the Company as presently being conducted, have been duly obtained or completed (as applicable) and are in full force and effect as of the Closing Date. Each Required Governmental Consent is in full force and effect as of the Closing Date.
(b)
The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated thereby, and the business of the Company, will not, to the Knowledge of the Company, (i) result in any violation of, be in conflict with, or constitute a default under, any Governmental Order, any provision of the Constitutional Documents of the Company or any applicable Law, or (ii) result in the creation of any Lien upon any of the material properties or assets of the Company other than Permitted Liens.
6
No Insolvency.

No proceedings have been commenced or are pending for the bankruptcy, insolvency, winding up, liquidation or reorganization of the Company and the Company is not bankrupt or insolvent.

7
Assignment and Assumption Agreement.
(a)
The Company has duly executed the Assignment and Assumption Agreement with AffaMed on or prior to the date of this Agreement (the “Material Contract”).
(b)
As of the Closing Date, the Material Contract is a valid and binding agreement of the Company, the performance by the Company of which does not and will not violate any applicable Law or Governmental Order, and, subject to the terms of the Material Contract, is in full force and effect and enforceable against the parties thereto. The Company has not given notice (whether or not written) that it intends to terminate the Material Contract or that any other party thereto has breached, violated or defaulted under the Material Contract in any material respect. The Company has not received any notice (whether or not written) that it has breached, violated or defaulted under the Material Contract in any material respect or that any other party thereto intends to terminate the Material Contract.
8
Intellectual Property.

Upon the completion of the Closing (including IMAB’s payment of its Subscription Price to the Company), the Company will obtain (a) all of AffaMed’s right, title, and interest in and to the Assigned Contracts pursuant to the terms of the Assignment and Assumption Agreement, and (b) the exclusive license to develop, manufacture, and commercialize the Licensed Antibodies and Licensed Products in the Field in the Territory pursuant to the Direct License Agreement.

PRIVATE AND CONFIDENTIAL

Schedule V

ADDRESS FOR NOTICES

If to the Company:

Visara, Inc.

c/o I-MAB

2440 Research Boulevard, Suite 400, Rockville, MD 20850

Attention: [***]

[***]

With a copy to:

Visara, Inc.

c/o ABio-X Holdings, Inc.

117 Kendrick Street, Suite 400

Needham, MA 02494

Attention: [***]

[***]

Copy: [***]

If to IMAB:

Address: 2440 Research Boulevard, Suite 400, Rockville, MD 20850

Attention: [***]

Email: [***]

If to AffaMed:

Address: Unit 2002, 20/F, Nexxus Building, No. 41 Connaught Road, Central, Hong Kong S.A.R., China

Attention: [***]

Email: [***]

1

Exhibit A

STOCKHOLDERS AGREEMENT

(attached)

STOCKHOLDERS AGREEMENT1

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into on [●], 2025 by and among:

1.
VISARA, INC., a corporation organized and existing under the laws of the State of Delaware, the United States, with a registered office at 1209 Orange Street, City of Wilmington, County of New Castle, 19801 (the “Company”);
2.
I-MAB, a company incorporated with limited liability under the laws of the Cayman Islands, with a registered address at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (“IMAB”); and
3.
AFFAMED THERAPEUTICS (HK) LIMITED, a corporation organized and existing under the laws of Hong Kong, with a registered address at Unit 417 4/F, Lippo Centre Tower Two, No. 89 Queensway Admiralty, HK (“AffaMed”, together with IMAB, the “Investors”, and each an “Investor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.
The Company and the Investors entered into a Series A Preferred Stock Subscription Agreement dated [●], 2025 (the “Subscription Agreement”), pursuant to which the Investors agreed to subscribe for certain shares of the Series A Preferred Stock of the Company on the terms and conditions set forth in the Subscription Agreement (the “Series A Financing”).
B.
In connection with the consummation of the Series A Financing, the Parties desire to enter into this Agreement in order to set forth the rights and obligations of the Parties in the Company and governance matters of the Company as set forth below.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.
Definitions

Unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings ascribed to them in Schedule I.

2.
BOARD OF DIRECTORS
2.1
Board of the Company

1 Note to Draft: Subject to advice of the Delaware counsel and agreement of the Parties, certain provisions under this draft Stockholders Agreement will be removed to the Restated Certificate or Restated By-Laws.

2.1.1
The Board shall be responsible for the management of the Company and shall consist of up to five (5) members, of which:
(a)
one (1) Director shall be the executive chairman of the Board as designated by the Board (who shall initially be Emmett Cunningham, until his earlier death, bankruptcy, insanity, resignation, removal by the Board or being prohibited by applicable Laws to serve as a Director of the Company);
(b)
one (1) Director shall be Sean Wuxiong Cao (until his earlier death, bankruptcy, insanity, resignation or being prohibited by applicable Laws to serve as a Director of the Company); and
(c)
the Preferred Stockholders shall be entitled to appoint, remove and replace three (3) individuals as Directors (collectively, the “Preferred Directors”, and each a “Preferred Director”), among which:
(i)
for as long as IMAB’s Ownership Percentage (on an as-converted basis) is higher than five percent (5%) and it holds at least fifty percent (50%) of the Series A Preferred Shares subscribed by it at the Closing (as adjusted for any stock dividend, stock split, combination of stock, reorganization, recapitalization, reclassification or other similar event effected after the date hereof), IMAB shall be entitled to appoint, remove and replace two (2) Directors, and one of which shall initially be Xi-Yong Fu; and
(ii)
for as long as AffaMed’s Ownership Percentage (on an as-converted basis) is higher than five percent (5%) and it holds at least fifty percents (50%) of the Series A Preferred Shares subscribed by it at the Closing (as adjusted for any stock dividend, stock split, combination of stock, reorganization, recapitalization, reclassification or other similar event effected after the date hereof), AffaMed shall be entitled to appoint, remove and replace one (1) Director, who shall initially be Ting Liu.
2.1.2
To the extent required by applicable Laws, the Stockholders shall exercise their voting rights to ensure that the composition of the Board shall at all times be in compliance with Section 2.1.1.
2.1.3
The quorum for a meeting of the Board shall be the majority of the Directors, including the Majority Preferred Directors. If, at the time of a scheduled meeting, the quorum was not met, then the said meeting shall be rescheduled to the fifth (5th) Business Day after the scheduled time of meeting (the “Adjourned Meeting”), and the chairman of the Board shall notify all Directors of such Adjourned Meeting. At the Adjourned Meeting, any and all present Director(s) shall constitute the quorum for the meeting of the Board.
2.1.4
To the extent that any Preferred Stockholder is not entitled to appoint a Director pursuant to Section 2.1.1, such Preferred Stockholder shall have the right to appoint one Person to attend in a non-voting observer capacity all meetings of the Board of Directors, provided that the Company may exclude any observer from attending any meeting if the Board determines in good faith that such exclusion is necessary to (i) preserve attorney-client privilege, or (ii) protect confidential, proprietary or competition-sensitive information of the Group.
2.2
Removal and Replacement of Directors. Each Investor may remove any Director designated by it and designate a new Director as successor by notice in writing to the Company and other Stockholder(s). The Stockholders shall exercise the Stockholders’ voting rights and such other action as is necessary to remove such Director and to appoint the new Director as the successor. At the time (a) of the completion of any sale, assignment, transfer or other disposition of all of the Shares held by a Stockholder, or (ii) when such Stockholder ceases to be entitled to appoint a Director pursuant to Section 2.1.1, such Stockholder shall procure the resignation of each Director designated by it.
2.3
Board Decisions
2.3.1
Each Stockholder shall procure that the Directors appointed by it shall duly perform their duties at the Board of Directors in accordance with and so as to give effect to the terms of this Agreement.
2.3.2
Each Stockholder shall procure the director nominated by it to the board of each other Group Company (if any) shall exercise his/her voting powers, subject to applicable fiduciary duties, in a manner consistent with the decisions of the Board.
2.4
Proceedings of Directors
2.4.1
Meetings of the Board shall be held at such times and at such place as the Board may from time to time determine, and in any event held at least once every quarter. No Board meeting shall be convened on less than ten (10) Business Day’s prior notice, but Board meetings may be convened by giving not less than twenty-four (24) hours’ notice if all of the Directors agree to shorter notice.
2.4.2
Each notice of a Board meeting shall specify a reasonably detailed agenda, be accompanied by relevant documents, and be sent by courier, facsimile transmission or email.
2.4.3
The Directors may participate in a meeting of the Board or of such committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A Director participating in a meeting pursuant to this provision shall be deemed to be present in person at such meeting.
2.4.4
Each Director may appoint one alternate at any time to act on his or her behalf. An alternate Director may receive notice of all meetings of the Board, to attend and vote at any such meeting at which the Director appointing him or her is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his or her appointer as a Director. An alternate Director shall automatically vacate his or her office as an alternate Director if the Director who appointed him or her ceases to be a Director.
2.5
Board Resolutions
2.5.1
Save as provided under Section 3.1, all resolutions of the Board shall, unless otherwise required by Laws, be made by the approval of a simple majority of the Directors attending the meeting of the Board.
2.5.2
A resolution in writing signed by all the Directors shall be valid as if it had been passed by the Directors in a duly convened and quorate Board meeting.
2.6
Directors’ Expenses. The Company shall reimburse the reasonable out-of-pocket expenses (including travel and accommodation expenses) incurred by the Directors in connection with attending meetings of the Board upon presentation of the relevant receipts.
2.7
Governance of Subsidiaries
2.7.1
IMAB is entitled to require that the board of each Subsidiary of the Company shall comprise such number and composition of directors as is consistent with the Board.
2.7.2
As soon as reasonably practicable after the delivery by the IMAB of a written notice to the Company containing the request provided in Section 2.7.1 with respect to any Subsidiary of the Company, such Subsidiary will insert appropriate provisions into its Constitutional Documents and adopt all other necessary measures to ensure that its board shall comprise such number and composition of directors as is consistent with the Board.
3.
Reserved Matters
3.1
Board Reserved Matters. Unless otherwise expressly specified in this Agreement, for so long as the Preferred Stockholders are entitled to designate and have designated at least one (1) Preferred Director pursuant to Section 2.1.1, the Company shall not, and shall procure that none of the other Group Companies shall, take any action (whether in a single transaction or a series of transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) that effects or approves any of the matters or transactions set forth below (excluding the transactions consummated pursuant to the AffaMed Anti-Dilution Protection; each, a “Board Reserved Matter”) without the prior approval by the majority of the Board including the prior approval of the Majority Preferred Directors (and, in respect of the matter specified in Section 3.1.6, without the prior approval by the two-thirds (2/3) of the members of the Board, including the two-thirds (2/3) of the Preferred Directors), and any such Board Reserved Matter entered into without such approval shall be null and void ab initio, and of no force or effect:
3.1.1
incurring any indebtedness in excess of US$1,000,000, either individually in a single transaction or in the aggregate in a series of transactions (other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course of business of the Group);

3.1.2
changing the principal business of the Group;
3.1.3
hiring or terminating any C-level officer;
3.1.4
any sale, exclusive license, or transfer of material Intellectual Property or the entry into a material strategic partnership pursuant to which the Group is obligated to make one or more upfront payments in excess of US$1,000,000 or aggregated total payments in excess of US$5,000,000;
3.1.5
the adoption or approval of any business plan and budget of the Company and/or its Subsidiaries or any amendment thereto;
3.1.6
authorizing or issuing any Equity Securities, of which the per Share price (on an as-converted and fully-diluted basis) being lower than the Series A Issue Price (as adjusted for any stock dividend, stock split, combination of stock, reorganization, recapitalization, reclassification or other similar event); and
3.1.7
any action by the Group Companies to authorize, approve or enter into any agreement or commitment with respect to any action listed above.
3.2
Stockholders Reserved Matters. The Company shall not, and shall procure that none of the other Group Companies shall, take any action (whether in a single transaction or a series of transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) that effects or approves any of the matters or transactions set forth below (excluding the transactions consummated pursuant to the AffaMed Anti-Dilution Protection; each, a “Stockholder Reserved Matter”) without (in addition to any other vote required by applicable Laws or Constitutional Documents) the written consent or affirmative vote of the holders of at least a majority of the Series A Preferred Shares, and any such Stockholder Reserved Matter entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.2.1
any proposal or consent to any proceeding seeking bankruptcy, dissolution, liquidation, insolvency or winding up of any Group Company or any arrangement relating thereto;
3.2.2
effecting any merger or consolidation or any other Deemed Liquidation Event;
3.2.3
amending, altering or repealing any provision of Constitutional Documents;
3.2.4
authorizing or issuing any Equity Securities senior to or pari passu with the Series A Preferred Stock;
3.2.5
the adoption of, any amendment to, or the termination of, any ESOP, or any granting of options or issuance of Equity Securities under any ESOP; and
3.2.6
any action by the Group Companies to authorize, approve or enter into any agreement or commitment with respect to any action listed above.
4.
ISSUE OF SHARES
4.1
IMAB Pro Rata Participation Right

4.1.1
The Company hereby grants to IMAB the right (but not obligation) to subscribe for the IMAB Pro Rata Share of all the New Securities to be issued by the Company after the Closing Date (the “IMAB Pro Rata Participation Right”).
4.1.2
In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to IMAB a prior written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price per New Security (the “New Issue Price”) and the general terms upon which the Company proposes to issue such New Securities (the “New Issue Terms”). IMAB shall have the right, by giving written notice (the “First Participation Acceptance Notice”) to the Company within fifteen (15) Business Days (the “First Participation Period”) from the date of receipt of such First Participation Notice, to purchase up to IMAB Pro Rata Share of such New Securities at the New Issue Price and on the New Issue Terms. The First Participation Acceptance Notice shall state the quantity of New Securities to be purchased by IMAB (the “IMAB Accepted New Securities”), which shall not exceed the IMAB Pro Rata Share of the New Securities, and within fifteen (15) Business Days after the date of the First Participation Acceptance Notice, the Company shall issue to IMAB the IMAB Accepted New Securities, free of Encumbrances (except for the Encumbrances set forth under this Agreement or the Constitutional Documents), at the New Issue Price and on the New Issue Terms. If IMAB fails to deliver the First Participation Acceptance Notice within the First Participation Period, then IMAB shall forfeit only the right under this Section 4.1.2 to purchase IMAB Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other subsequent issuance of New Securities.
4.1.3
With respect to any portion of the New Securities that is not to be purchased by IMAB pursuant to Section 4.1.2 (the “Unpurchased New Securities”), the Board shall be entitled to decide to grant all Preferred Stockholders (the “Secondary Pro Rata Participants”) a right (“Secondary Pro Rata Participation Right”) to subscribe for its Secondary Participants Pro Rata Share of the Unpurchased New Securities, or sell to the new investors all Unpurchased New Securities in accordance with Section 4.1.6 below.
4.1.4
If the Board approves the grant of the Secondary Pro Rata Participation Right, the Company shall promptly give written notice (the “Second Participation Notice”) to each Secondary Pro Rata Participant describing the amount and type of the Unpurchased New Securities, the New Issue Price and the New Issue Terms. Each Secondary Pro Rata Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase up to its Secondary Participants Pro Rata Share of the Unpurchased New Securities at the New Issue Price and on the New Issue Terms by giving written notice (the “Second Participation Acceptance Notice”) to the Company and stating therein the quantity of New Securities to be purchased by it (which shall not exceed its Secondary Participants Pro Rata Share of the Unpurchased New Securities) (in respect of such Secondary Pro Rata Participant, the “Secondary Participant Accepted New Securities”), and within ten (10) Business Days after the date of the expiry of the Second Participation Period, the Company shall issue to the Secondary Pro Rata Participants who have delivered the Second Participation Acceptance Notice to the Company its Secondary Participant Accepted New Securities, free of Encumbrances (except for the Encumbrances set forth under this Agreement or the Constitutional Documents), at the New Issue Price and on the New Issue Terms. If any Secondary Pro Rata Participant fails to so respond in writing within the Second Participation Period, then such Secondary Pro Rata Participant shall forfeit the right under this Section 4.1.4 to purchase any Unpurchased New Securities, but shall not be deemed to forfeit its right to purchase (A) the New Securities pursuant to the First Participation Notice or (B) any other subsequent issuance of New Securities.
4.1.5
Notwithstanding the foregoing, subject to applicable Laws, each of IMAB and the Secondary Pro Rata Participants shall be entitled to apportion the New Securities to be purchased by it among its Affiliates (for the avoidance of doubt, the Board is entitled to approve the issuance of such apportioned New Securities to such Affiliate, notwithstanding that such Affiliate is a competitor of the Group as determined by the Board), and such Preferred Stockholder shall give prior written notice to the Company.
4.1.6
Upon the expiration of the Second Participation Period (if the Board decides to grant the Secondary Pro Rata Participation Rights to the Secondary Pro Rata Participants) or the First Participation Period (if the Board decides not to grant any Secondary Pro Rata Participation Rights), the Company shall have ninety (90) Business Days thereafter to complete the sale to the third party investors, at the price same or higher than the New Issue Price and upon non-price terms not more favorable to the purchasers thereof than the New Issue Terms, of the portion of the New Securities described in the First Participation Acceptance Notice with respect to which the IMAB Pro Rata Participation Right and the Secondary Pro Rata Participation Rights hereunder were not exercised. In the event that the Company has not issued and sold such New Securities within such ninety (90) Business Days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to IMAB and Secondary Pro Rata Participants pursuant to Sections 4.1.1 to 4.1.5.
4.1.7
The covenants in relation to IMAB Pro Rata Participation Right set forth in Section 4.1.1 and Section 4.1.2 shall terminate and be of no further force or effect on the earlier to occur of: (a) the Qualified IPO, and (b) the Share Sale.
4.2
Issue of Additional Shares to AffaMed
4.2.1
Subject to full compliance with Section 4.1 and provisos and assumptions set forth under Section 4.2.2, to the extent that (a) the Company issues any new Shares (other than Shares set forth in paragraphs (a) to (e) of the definition of New Securities) following the Closing Date, and (b) the post-money valuation of the Group immediately after such issuance equals to or exceeds US$60,000,000 while being less than US$70,000,000 (such issuance, the “AffaMed Anti-Dilution Event”), the Company shall, concurrently with the issuance of such new Shares, issue to AffaMed such number of additional Series A Preferred Shares (the “AffaMed Anti-Dilution Shares”) at nil price (save for any taxes arising from the issuance, which should be solely borne by AffaMed)

as is necessary for AffaMed to maintain the Ownership Percentage (on an as-converted and fully-diluted basis) at 29.99% (the “AffaMed Anti-Dilution Protection”).
4.2.2
The Parties acknowledge and agree that:
(a)
AffaMed’s entitlement to AffaMed Anti-Dilution Shares under Section 4.2.1 shall lapse and cease to have any effect (and, for the avoidance of doubt, will never be reinstated or re-invoked) upon the earlier occurrence of the following events: (i) the post-money valuation of the Group once becoming higher than US$70,000,000 in any issuance of new Equity Securities by Company for once following the date of this Agreement; and (ii) AffaMed’s Ownership Percentage (on an as-converted basis) equals to or becomes lower than five percent (5%) and it holds less than fifty percents (50%) of the Series A Preferred Shares subscribed by it at the Closing (as adjusted for any stock dividend, stock split, combination of stock, reorganization, recapitalization, reclassification or other similar event effected after the date hereof);
(b)
for the purpose of calculating the amount of the AffaMed Anti-Dilution Shares, the following events shall not be taken into account and shall be deemed having not occurred when calculating the Ownership Percentage of AffaMed (on an as-converted and fully-diluted basis):
(i)
any Transfer by AffaMed of its Equity Securities in the Company; and
(ii)
any issuance of Equity Securities after the Closing Date (other than the new Shares that trigger the AffaMed Anti-Dilution Protection under Section 4.2.1).
4.3
Issue of New Shares to a Third Party
4.3.1
If the Company is to issue any Shares to a Person who is not already a party to this Agreement (“New Stockholder”) in accordance with this Section 4, the Company shall procure the New Stockholder to execute a Deed of Adherence confirming to the other Stockholders that it shall be bound by this Agreement as a Stockholder.
4.3.2
Except as otherwise agreed by the holders of the majority of the Series A Preferred Shares in writing, the Company shall not issue any Shares under any ESOP to a Person who is not already a party to this Agreement, unless such Person shall, together with the Parties, amend and restate this Agreement in the form reasonably satisfactory to the Parties, which shall, amongst others, provide that such Person shall be subject to all the restrictions on Transfer applying to a Common Stockholder hereunder.
5.
TRANSFER OF SHARES
5.1
General

5.1.1
Transfer. Any sale of, assignment of, transfer of, creation of any Encumbrances with respect to or otherwise disposal of, whether directly or indirectly, the legal or beneficial ownership of any Equity Securities of the Company, or agreement or undertaking to do the same (the “Transfer”) shall be made in accordance with this Section 5.
5.1.2
Preferred Stockholders. No Stockholder shall Transfer any Equity Securities of the Company to any Prospective Transferee that is a competitor of the Group as determined by the Board in good faith (including the affirmative vote of the Majority Preferred Directors). Subject to the foregoing restriction, each Preferred Stockholder may freely Transfer any Equity Securities of the Company now or hereafter owned or held by it without any limitation; provided that, if the Prospective Transferee is not a Party to this Agreement as a Stockholder, the Prospective Transferee shall execute a Deed of Adherence confirming to the other Stockholders that it shall be bound by this Agreement as a Stockholder and deliver such documents and take such other actions as may be necessary for the Transfer.
5.1.3
Prohibited Transfers Void. Any Transfer of Equity Securities of the Company not made in compliance with this Agreement and Constitutional Documents shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other Stockholders. The Prospective Transferee shall have no rights, preferences, privileges and obligations in or with respect to the Company in connection with such Equity Securities. Any Stockholder attempting to effect any Transfer in violation of this Agreement and Constitutional Documents shall indemnify and hold harmless the Company and each other Stockholder from all losses that any such person may incur in enforcing the provisions of this Agreement and Constitutional Documents.
5.1.4
Cumulative Restrictions. For purposes of clarity, the restrictions on Transfer set forth in this Agreement and Constitutional Documents are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on Transfer of Equity Securities of the Company, and not in lieu thereof.
5.1.5
No Circumvention. No Stockholders shall take any action that has the purpose of evading the restrictions and limitations on Transfer contained under this Agreement and the Constitutional Documents by way of any direct or indirect Transfer, issuance or buyback of Equity Securities in itself and/or its Affiliates, reduction in capital or any other similar actions. Any attempt to Transfer any Equity Securities or any rights thereunder in violation of the Constitutional Documents or this Agreement shall be null and void ab initio.
5.2
Right of First Refusal
5.2.1
Transfer Notice. If any Restricted Common Stockholder (the “Transferor”) proposes to Transfer any Equity Securities of the Company or any right, title or interest therein or thereto to a Prospective Transferee, then the Transferor shall, not later than forty-five (45) days prior to the consummation of such proposed Transfer, give the Company and each Preferred Stockholder written notice of the Transferor’s intention to make the Transfer, which shall include (a) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity and address of the Prospective Transferee, and (iii) the cash consideration per Offered Share (the “Offered Price”) and the material terms and conditions (the “Offered Terms”) upon which the proposed Transfer is to be made (the “Transfer Notice”).
5.2.2
Right of First Refusal of the Company. The Company shall have a right of first refusal (the “Company’s Right of First Refusal”) to purchase all or any portion of the Offered Shares at the Offered Price and on the Offered Terms, by giving written notice to the Transferor and the Preferred Stockholders before expiration of the Company Option Period as to the number of Offered Shares that it wishes to purchase (the “Company Notice”) within a period of fifteen (15) days following receipt of the Transfer Notice (the “Company Option Period”). If the Company does not provide the Company Notice exercising the Company’s Right of First Refusal with respect to all Offered Shares, the Company must deliver a secondary written notice (the “Secondary Notice”) to the Transferor and to each Preferred Stockholder no later than fifteen (15) days after the Transferor delivers the Transfer Notice to the Company, identifying the portion of the Offered Shares with respect to which the Company does not exercise the Company’s Right of First Refusal (the “Remaining Offered Shares”).
5.2.3
Option of Preferred Stockholders.
(a)
Each Preferred Stockholder shall have a secondary right of first refusal (the “Secondary Right of First Refusal”) to elect to purchase all or any portion of its Pro Rata Share of the Remaining Offered Shares at the Offered Price and on the Offered Terms, by giving written notice to the Transferor and the Company within ten (10) days following receipt of the Secondary Notice (the “Preferred Stockholder Option Period” and together with the Company Option Period, the “Option Period”) as to the number of Remaining Offered Shares that it wishes to purchase.
(b)
If any Preferred Stockholder fails or declines to exercise its Secondary Right of First Refusal to purchase its full Pro Rata Share of the Remaining Offered Shares, the Company shall give written notice thereof (the “Over-Purchase Notice”), within five (5) days after the expiration of the Preferred Stockholder Option Period, to the Transferor and the Preferred Stockholders that have elected to purchase their full Pro Rata Share of the Remaining Offered Shares. Each such Preferred Stockholder shall have a right to purchase such unpurchased Remaining Offered Shares (the “Unpurchased Offered Shares”) by giving written notice to the Transferor and the Company within ten (10) days after receipt of the Over-Purchase Notice (each Preferred Stockholder exercising such right, the “Over-Purchasing Stockholder”). If the aggregate number of Unpurchased Offered Shares the Over-Purchasing Stockholders desire to purchase exceeds the aggregate number of Unpurchased Offered Shares available for purchase, the number of Unpurchased Offered Shares that each such Over-Purchasing Stockholder is entitled to purchase is equal to the lesser of (x) the number of Unpurchased Offered Shares that such Over-Purchasing Stockholder elects to purchase, and (y) the product obtained by multiplying (i) the number of Unpurchased Offered Shares available for purchase by (ii) a fraction, the numerator of which is the number of Shares (on an as-converted basis) held by such Over-Purchasing Stockholder and the denominator of which is the total number of Shares (on an as-converted basis) held by all the Over-Purchasing Stockholders.

Subject to applicable Laws, each Over-Purchasing Stockholder shall be entitled to apportion the Unpurchased Offered Shares to be purchased among its Affiliates, provided that such Affiliate is not a competitor of the Group as determined by the Board in good faith (including the affirmative vote of the Majority Preferred Directors).

5.2.4
Procedure. The closing of the purchase of Offered Shares by the Company and the Preferred Stockholders, as applicable, shall take place, and all payments from the Company and such Preferred Stockholders shall have been made to the Transferor against delivery of such Offered Shares to be purchased and a share transfer form duly executed by the Transferor whereby it agrees to transfer such Offered Shares to the Company or the Preferred Stockholders, as applicable, by the later of (i) the date specified in the Transfer Notice as the intended date of the proposed Transfer by Transferor; and (ii) forty-five (45) days after delivery of the Transfer Notice.
5.2.5
Valuation of Property. If the consideration proposed to be paid for the Offered Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Preferred Stockholder cannot for any reason pay for the Offered Shares in the same form of non-cash consideration, the Company or such Preferred Stockholder may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice.
5.3
Right of Co-Sale
5.3.1
To the extent that any Preferred Stockholder does not exercise its Secondary Right of First Refusal pursuant to Section 5.2 (a “Co-Sale Right Holder”), the Transferor shall give a written notice to each Co-Sale Right Holder (the “Co-Sale Notice”), specifying the number of remaining Offered Shares that are not purchased or to be purchased by the Company or other Preferred Stockholder(s) pursuant to Section 5.2, and such Co-Sale Right Holder shall have the right (the “Co-Sale Right”) to participate in such sale to the Prospective Transferee at the Offered Price and on the Offered Terms by giving written notice to the Transferor within fifteen (15) Business Days following the date of the Co-Sale Notice (each such electing Co-Sale Right Holder, a “Selling Stockholder”). Such Selling Stockholder’s notice to the Transferor shall indicate the number of Equity Securities of the Company the Selling Stockholder wishes to sell under its right to participate (the “Co-Sale Shares”), which, for the avoidance of doubt, shall not exceed its Co-Sale Proportion. To the extent one or more Co-Sale Right Holder exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Transferor may sell in the Transfer to the Prospective Transferee shall be correspondingly reduced until such number reaches zero, and the Transferor shall ensure that the Prospective Transferee will purchase the remaining Co-Sale Shares.
5.3.2
The “Co-Sale Proportion” of a Co-Sale Right Holder shall be equal to the product of (i) the aggregate number of the remaining Offered Shares that will be transferred to the Prospective Transferee after giving effect to the exercise of all rights of first refusal of the Company and Preferred Stockholders pursuant to Section 5.2 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Common Shares (on an as-converted basis) owned by such Co-Sale Right Holder on the date of the Transfer Notice and the denominator of which is the number of Common Shares (on an as-converted basis) owned by the Transferor.
5.3.3
Each Selling Stockholder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the Prospective Transferee, before the applicable closing, a duly executed share transfer form and the original share certificate(s) properly endorsed for transfer (or a duly executed indemnity for lost certificate in a form reasonably satisfactory to the Company), both of which represent the type and number of Equity Securities of the Company which such Selling Stockholder elects to sell; provided, however that if the Prospective Transferee objects to the delivery of Common Share Equivalents in lieu of Common Shares, such Selling Stockholder shall only deliver Common Shares (and therefore shall convert any such Common Share Equivalents into Common Shares) and original share certificate(s) corresponding to such Common Shares, and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the Prospective Transferee and contingent on such Transfer.
5.3.4
The duly executed share transfer form and original share certificate(s) (or a duly executed indemnity for lost certificate in a form reasonably satisfactory to the Company) that a Selling Stockholder delivers to the Transferor pursuant to this Section 5.3 shall be transferred to the Prospective Transferee in consummation of the sale of the Equity Securities of the Company at the Offered Price and on the Offered Terms, and the Transferor shall concurrently therewith remit (or ensure the Prospective Transferee to remit) to such Selling Stockholder that portion of the sale proceeds to which such Selling Stockholder is entitled by reason of its participation in such sale.
5.3.5
To the extent that any Prospective Transferee prohibits the participation by a Selling Stockholder exercising its Co-Sale Right hereunder in a proposed Transfer or otherwise refuses to purchase Shares or other Equity Securities of the Company from a Selling Stockholder exercising its Co-Sale Right hereunder, the Transferor shall not sell to such Prospective Transferee any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Stockholder such Shares or other Equity Securities of the Company that such Selling Stockholder would otherwise be entitled to sell to the Prospective Transferee pursuant to its Co-Sale Right at the Offered Price and on the Offered Terms.
5.4
Non-Exercise of Rights

5.4.1
If the Company and the Preferred Stockholders do not elect to purchase all of the Offered Shares in accordance with Section 5.2, then, subject to the Co-Sale Right of the Co-Sale Right Holders under Section 5.3, the Transferor shall have a period of ninety (90) Business Days from the expiration of the Option Period in which to sell the remaining Offered Shares to the Prospective Transferee upon terms and conditions (including the purchase price) no more favorable to the Prospective Transferee than the Offered Price and the Offered Terms, so long as any such sale is effected in accordance with all applicable Laws.
5.4.2
In the event the Transferor does not consummate the sale of such Offered Shares to the Prospective Transferee within ninety (90) Business Days from the expiration of the Option Period, the rights of the Company and the Preferred Stockholders under Section 5.2 and Section 5.3 shall be re-invoked and each subsequent Transfer of such Offered Shares by the Transferor shall not be made without first comply with Section 5.2 and Section 5.3 all over again.
5.4.3
The exercise or non-exercise of the rights of the Preferred Stockholders under this Section 5.4 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.
5.5
Limitations to Rights of First Refusal and Co-Sale
5.5.1
Subject to the requirements of applicable Laws, the Company’s Right of First Refusal, the Secondary Right of First Refusal and Co-Sale Right under Section 5.2 and Section 5.3 shall not apply to Transfer of any Common Shares of the Company now or hereafter held by an Restricted Common Stockholder to such Restricted Common Stockholder’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Restricted Common Stockholder, or other person as approved by the Board, in each case solely for bona fide estate planning purposes (each such transferee pursuant to Section 5.5.1, a “Permitted Transferee”, and collectively, the “Permitted Transferees”); provided, (a) that the Transferor shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement and Constitutional Documents, and (b) the non-economic rights related to such Transferred Equity Securities (such as voting rights, consent rights, the right to appoint and remove Directors and other rights in relation to the governance or management of any Group Company, in each case to the extent applicable) shall remain exclusively with and can only be exercised by such Transferor.
5.6
Drag Sale
5.6.1
Definition. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquire from the Stockholders Shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Share Sale”); or (b) a transaction that qualifies as a Deemed Liquidation Event.

5.6.2
Actions to be Taken. In the event that (i) the holders of at least a majority of the Preferred Shares (the “Selling Investors”), (ii) the Board of Directors (including the consent from Majority Preferred Directors), and (iii) holders of a majority of the Common Shares (on an as-converted basis) held by the Group’s employees approve a Sale of the Company, specifying that this Section 5.6 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Section 5.6.4 below, each Stockholder and the Company hereby agree:
(a)
if such transaction requires Stockholders’ approval, with respect to all Equity Securities that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Equity Securities in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Constitutional Documents required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;
(b)
if such transaction is a Share Sale, to sell the same proportion of Equity Securities of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Equity Securities, and, except as permitted in Section 5.6.4 below, on the same terms and conditions as the other Stockholders of the Company;
(c)
to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 5.6 including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible Encumbrances), and any similar or related documents;
(d)
to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Sale of the Company, or (ii) asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement and Constitutional Documents, or (y) alleging a breach of any fiduciary duty of the Selling Investors or any Affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby.
5.6.3
None of the Transfer restrictions set forth in Section 5.1, 5.2 and Section 5.3 shall apply in connection with a Sale of the Company pursuant to this Section

5.6, notwithstanding anything contained to the contrary in this Agreement and Constitutional Documents.
5.6.4
Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 5.6.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders).
6.
Dividends Rights
6.1
Each Preferred Stockholder shall be entitled, for each Series A Preferred Share, to a non-cumulative dividend at the rate of six percent (6%) per annum of the subscription price or consideration thereof of such Series A Preferred Share (the “Preferential Dividend”), payable only as, when and if declared by the Board, which shall be paid out of profits available for distribution in any fiscal year.
6.2
Notwithstanding the provisions under Section 6.1, in the event that any Group Company enters into any business partnership or similar form of arrangement with a third party in relation to the exploitation of any of the Group’s products (including but not limited to the sale, license, assignment of any of its product rights, such as any and all rights to use intellectual property, regulatory approvals, clinical data, manufacturing know-how, commercialization rights, and other related rights and assets necessary or useful for the development, manufacture, and commercialization of such products in any or all territories), and receives cash proceeds from such arrangement, to the extent that the distribution of dividends is not inconsistent with applicable Laws and the Constitutional Documents of the Company and leaves the Group a sufficient level of cash required for its continuous operations in the ordinary course of business as reasonably determined by the Board, the Board shall, subject to any Stockholders’ resolutions then required, declare dividends out of the proceeds of such arrangement on a pro rata basis to all of its Stockholders (on an as-converted and fully-diluted basis).
6.3
The Company shall not declare, pay or set apart for payment, any dividend or other distributions on any Common Shares or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Common Shares or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any such Shares, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property, unless (in addition to the obtaining of any consents required elsewhere in the Constitutional Documents) the holders of the applicable Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding Preferred Share in an amount equal to the applicable aggregate Preferential Dividend on such Preferred Share and not previously paid in accordance with Section 6.1.
6.4
To the extent that the aggregate Preferential Dividends on all Preferred Shares under Section 6.1 have been paid in full to the Preferred Stockholders, and the Board intends to declare any additional dividends, each Stockholder shall be entitled to receive, for each Share held by it (on an as-converted basis), same amount of dividend in respect of such Share (without taking into account the Preferential Dividends).
7.
Liquidation Preferences
7.1
Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Stockholders (after satisfaction of all creditors’ claims and claims that may be preferred by applicable Laws) shall be distributed to the Stockholders as follows:
7.1.1
Series A Preferred Shares Liquidation Preference (Cash). First, each Preferred Stockholder (other than AffaMed and its Affiliates) (each such Preferred Stockholder, the “Cash Preferred Stockholder”) shall be entitled to receive, for each Series A Preferred Share held by such holder, on parity with each other Cash Preferred Stockholder and prior and in preference to any distribution of any of the assets or funds of the Company to AffaMed and its Affiliates and Common Stockholders, the amount equal to (x) 100% of the Series A Issue Price, plus (y) compound interest of 10% per annum calculated on the basis of the Series A Issue Price, plus (z) all declared but unpaid dividends on such Series A Preferred Share (the “Series A Preference Amount (Cash)”). If the assets and funds shall be insufficient to permit the payment to such Cash Preferred Stockholders of the full Series A Preference Amount (Cash) for all Series A Preferred Shares of such Cash Preferred Stockholders, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Cash Preferred Stockholders in proportion to the aggregate Series A Preference Amount (Cash) each such Cash Preferred Stockholder is otherwise entitled to receive pursuant to this Section 7.1.1.
7.1.2
Series A Preferred Shares Liquidation Preference (In-Kind). Second, after distribution or payment in full of the Series A Preference Amount (Cash) to the Cash Preferred Stockholders, AffaMed shall be entitled to receive the following cash or in-kind distributions (as applicable) (the “Series A Preference Amount (In-Kind)”):
(a)
to the extent that the Group still holds the right, title and interest in and to the Assigned Contracts, the Assigned Contracts (in their entireties) (and, for the avoidance of doubt, AffaMed shall simultaneously assume to all the obligations and liabilities of the Company thereunder); or
(b)
to the extent that the Group ceases to hold the right, title and interest in and to the Assigned Contracts, in preference to any distribution of any of the assets or funds of the Company to Common Stockholders, the amount equal to (x) 100% of the Series A Issue Price multiple the Series A Preferred Shares held by AffaMed, plus (y) all declared but unpaid dividends on the Series A Preferred Shares held by AffaMed.
7.1.3
If the assets and funds shall be more than sufficient to pay the full Series A Preference Amount (Cash) and Series A Preference Amount (In-Kind) for all

Series A Preferred Shares, the excess shall be distributed ratably among the Preferred Stockholders and the Common Stockholders according to the relative number of Common Shares held by such Stockholders on an as-converted basis.
7.2
Deemed Liquidation Event. A Deemed Liquidation Event shall be deemed as a liquidation, dissolution or winding up of the Company for purposes of Section 7.1, and any proceeds, whether in cash or properties, resulting from a Deemed Liquidation Event shall be distributed in accordance with the terms of Section 7.1.
7.3
Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company pursuant to Section 7.1 or pursuant to a Deemed Liquidation Event, the value of the assets to be distributed to the Stockholders shall be determined by the Board of Directors (including the affirmative votes of Majority Preferred Directors) in good faith, provided that any securities not subject to restrictions on free marketability shall be valued as follows:
7.3.1
if traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;
7.3.2
if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and
7.3.3
if there is no active public market, the value shall be the fair market value thereof as determined by the Board of Directors (including the affirmative votes of Majority Preferred Directors) in good faith.

provided further that the method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Section 7.3.1, Section 7.3.2 or Section 7.3.3 to reflect the fair market value thereof as determined by the Board in good faith.

8.
Conversion Rights
8.1
Conversion Ratio. The number of Common Shares to which a Stockholder shall be entitled upon conversion of each Preferred Share shall be the quotient of the Series A Issue Price divided by the then effective conversion price, which shall initially be the Series A Issue Price, and shall be adjusted from time to time as provided below in Section 8.5 (the “Conversion Price”), resulting in an initial conversion ratio for Preferred Shares of 1:1, and shall be subject to adjustments of the Conversion Price as set forth below.
8.2
Optional Conversion. Subject to applicable Laws and the Constitutional Documents, any Preferred Share may, at the option of the Preferred Stockholder thereof, be converted at any time after the date of issuance of such Shares, without the payment of any additional consideration, into fully paid and non-assessable Common Shares based on the applicable then-effective Conversion Price.

8.3
Automatic Conversion Event. Each Preferred Share shall automatically be converted, based on the applicable then-effective Conversion Price, without the payment of any additional consideration, into fully paid and non-assessable Common Shares upon the earlier to occur (the “Automatic Conversion Event”) of (i) a Qualified IPO, or (ii) the date specified by written consent or agreement of holders of a majority of the Series A Preferred Shares.
8.4
Conversion Mechanism. The conversion hereunder of any applicable Preferred Share shall be effected in the following manner:
8.4.1
Except as provided in Section 8.4.2 and Section 8.4.3 below, before any Preferred Stockholder shall be entitled to convert the same into Common Shares, such Preferred Stockholder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such Share to be converted and shall give notice to the Company, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such Preferred Stockholder, or to the nominee(s) of such Preferred Stockholder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, and the Person(s) entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of such date.
8.4.2
If the conversion is in connection with an IPO (including any Qualified IPO), the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such IPO and the Person(s) entitled to receive the Common Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.
8.4.3
Upon the occurrence of the Automatic Conversion Event, all Preferred Stockholders whose Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified IPO be the latest practicable date immediately prior to the closing of the Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Section 8.4. On or before the date fixed for conversion, each Preferred Stockholder shall surrender the applicable certificate(s) (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such Shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Common Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Common Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Common Shares for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificates on or prior to such date.
8.4.4
The Company may effect the conversion of the Preferred Shares in any manner available under applicable Laws, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Common Shares or where the conversion ratio is one to one, by re- designating a Preferred Share to a Common Share. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.
8.4.5
No fractional Common Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the Preferred Stockholder would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board, or (ii) issue one whole Common Share for each fractional share to which the Preferred Stockholder would otherwise be entitled.
8.4.6
Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Common Shares equal to the value of such cash amount, at the option of the Preferred Stockholder of the applicable Preferred Shares.
8.5
Adjustment of the Conversion Price. The Conversion Price shall be adjusted and readjusted from time to time as provided below:
8.5.1
Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately prior to such subdivision with respect to each Preferred Share shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination with respect to each Preferred Share shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
8.5.2
Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of Common Stockholders entitled to receive) a dividend or other distribution to the Common Stockholders payable in additional Common Shares, the Conversion Price then in effect with respect to each Preferred Share shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price by a fraction, (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.
8.5.3
Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.
8.5.4
Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, and Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Deemed Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Shares thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.
8.5.5
Adjustments to Conversion Price for Dilutive Issuance.
(a)
No Adjustment of Conversion Price. Unless provided otherwise under Sections 8.5.1 to 8.5.4 above, no adjustment in the Conversion Price with respect to any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per Common Share (determined pursuant to Section 8.5.5(c) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Conversion Price in effect immediately prior to such issuance, as provided for by Section 8.5.6. No adjustment or readjustment in the Conversion Price with respect to any Preferred Share otherwise required by this Section 8.5 shall affect any Common Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.
(b)
Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the date hereof shall issue any Options or

Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:
(i)
no further adjustment in the Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Common Shares;
(ii)
if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
(iii)
no readjustment pursuant to Section 8.5.5(b)(ii) shall have the effect of increasing the then effective Conversion Price with respect to any Preferred Share to an amount which exceeds the Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Section 8.5.5(b)(ii) been made;
(iv)
upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:
(A)
in the case of Convertible Securities or Options for Common Shares, the only New Securities issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and
(B)
in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 8.5.5(c)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and
(v)
if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any Preferred Share which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price with respect to such Preferred Share shall be adjusted pursuant to this Section 8.5.5(b) as of the actual date of their issuance.
(c)
Determination of Consideration. For purposes of this Section 8.5.5 and Section 8.5.6, the consideration received by the Company for the issuance of any New Securities shall be computed as follows:
(i)
Cash and Property. Such consideration shall:
(A)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;
(B)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors; or

(C)
in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both cash and property, be the proportion of such consideration so received which relates to such New Securities, computed as provided in Section 8.5.1 and Section 8.5.2 above, as reasonably determined in good faith by the Board of Directors.
(ii)
Options and Convertible Securities. The consideration per Common Share received by the Company for New Securities deemed to have been issued pursuant to Section 8.5.5(b) hereof relating to Options and Convertible Securities, shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in Section 8.5.5(c)(i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (b) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
8.5.6
Adjustment of the Conversion Price upon the Issuance of New Securities. In the event of an issuance of New Securities, at any time after the date hereof, without consideration or for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) less than the applicable Conversion Price for any Preferred Share in effect immediately prior to such issue, then and in such event, the applicable Conversion Price for such Preferred Share shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (unless the Board (including the affirmative vote of the Majority Preferred Directors) determines that the Conversion Price shall not be reduced):

CP2 = CP1 * (A + (B/CP1)) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)
CP2 shall mean the Conversion Price in effect immediately after such issue of New Securities;
(b)
CP1 shall mean the Conversion Price in effect immediately prior to such issue of New Securities;

(c)
“A” shall mean the number of Common Shares outstanding immediately prior to such issuance of New Securities, treating for this purpose as outstanding all Common Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options or Convertible Securities therefor) immediately prior to such issue;
(d)
“B” shall mean the total consideration received by the Company for the issuance or sale of the New Securities; and
(e)
“C” shall mean the number of Common Shares issued in such transaction and/or convertible from such New Securities issued in such transaction (as applicable) on an as-converted and fully-diluted basis.

Notwithstanding the foregoing, to the extent that AffaMed receives AffaMed Anti-Dilution Shares due to the AffaMed Anti-Dilution Event, the Conversion Price for each Series A Preferred Share held by AffaMed shall not be adjusted due to the same AffaMed Anti-Dilution Event.

8.5.7
Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 8.5 are not strictly applicable, but the failure to make any adjustment to the Conversion Price with respect to any Preferred Share, would not fairly protect the conversion rights of the Preferred Stockholders in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 8.5, necessary to preserve, without dilution, the conversion rights of the Preferred Stockholders.
8.5.8
Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price with respect to any Preferred Share, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered Preferred Stockholder at the Preferred Stockholder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price with respect to such Preferred Share, in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.
8.5.9
Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Section 8.5, the Company shall give notice to the relevant Preferred Stockholders, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to the relevant Preferred Share, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.
8.5.10
Payment of Charges. The Company will pay all governmental charges and taxes (for the avoidance of doubt, excluding any taxes based on income) that may be imposed with respect to the issue or delivery of Common Shares upon conversion of the Preferred Shares, excluding any other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which such Preferred Shares so converted were registered.
8.5.11
Common Shares Resulting from Conversion. The Common Shares resulting from the conversion of the Preferred Shares: (a) shall be credited as fully paid and non-assessable; (b) shall rank pari passu in all respects and form one class with the Common Shares then issued; and (c) shall entitle the holder to all dividends payable on the Common Shares by reference to a record date after the date of conversion.
9.
Redemption Rights
9.1
At any time after the fifth (5th) anniversary of the Closing Date, if IMAB (the “Redemption Initiating Holder”) elects in writing to request the Company to redeem all or any part of the Series A Preferred Shares held by it (the “Redeeming Preferred Shares”) (the “Redemption Request”), the Company shall take all necessary actions so far as it is lawfully able to do so, to procure the completion of the redemption of the Redeeming Preferred Shares and to pay out of its legally available funds to IMAB in respect of such Redeeming Preferred Shares the Redemption Price within one hundred and twenty (120) days from the date of the Redemption Request.
9.2
The “Redemption Price” for each Redeeming Preferred Share held by IMAB shall be the sum of (x) 100% of the IMBA’s Series A Issue Price, (y) compound interest of 10% per annum calculated on the basis of the Series A Issue Price, and (z) any accrued and declared and unpaid dividends on such Redeeming Preferred Share. The Redemption Price may be proportionally adjusted for any share splits, share dividends, recapitalizations and similar transactions.
9.3
If the Company fails to complete the redemption of all Redeeming Preferred Shares within one hundred and twenty (120) days from the date of the Redemption Request:
9.3.1
the Company shall remain liable for the payment of the remaining Redemption Price out of its legally available funds and shall take all necessary actions so far as it is lawfully able to do so, to procure the completion of the redemption of the remaining Redeeming Preferred Shares and to pay to IMAB all remaining amounts of the Redemption Price as soon as practicable; and
9.3.2
IMAB is entitled to request the Company to take any and all actions necessary to complete the redemption of the remaining Redeeming Preferred Shares and to pay to IMAB all due and payable amounts of the Redemption Price as soon as practicable, including, without limitation, (a) selling, transferring, or otherwise disposing of all or part of the assets of the Group to a bona fide transferee determined by such IMAB in good faith, (b) incur any indebtedness and (c) issue any New Securities, without being subject to any restrictions set forth in this Agreement or the Constitutional Documents, and the proceeds thereof shall be applied to pay to IMAB all remaining amounts of the Redemption Price (notwithstanding Sections 6 and 7).
9.4
Without limiting any rights of IMAB which are set forth in this Agreement, the Constitutional Documents, or are otherwise available under applicable Law, any Preferred Shares held by IMAB subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable Redemption Price but has not paid in full shall remain owned by IMAB and continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such Preferred Share had prior to the redemption date, until the amount for redemption and all other redemption payments (including, without limitation, any dividend and other distribution, if any) accrued after the redemption date have been paid in full with respect to such Preferred Shares.
9.5
Each of the Company and all of the Stockholders shall, to the extent permitted by applicable Laws, take all necessary or desirable actions (including passing all relevant resolutions) to procure the Group Companies to declare and distribute sufficient dividends, out of any funds and assets legally available therefor, to the Company in order to enable the Company to effect the redemption in accordance with this Section 9.
9.6
All Redeeming Preferred Shares which are redeemed by the Company shall forthwith be cancelled upon full payment of the Redemption Price with respect to such Redeeming Preferred Shares.
10.
OTHER COVENANTS
10.1
Business
10.1.1
The principal business of the Group Companies is to, subject to applicable Laws and terms and conditions of this Agreement, engage in the research, development, manufacturing and commercialization of pharmaceutical products, including Licensed Antibodies and Licensed Products (each as defined in the Subscription Agreement).
10.1.2
Except as otherwise provided under this Agreement, the Stockholders shall not be obliged to contribute further funds (whether in the form of debt or equity) to the Company or any member of the Group under any circumstances, even in the event that the Company or any member of the Group requires further funding for its operations.
10.2
Access to Information
10.2.1
Each Preferred Stockholder shall have customary inspection rights to (a) visit the premises where the business of the Group is conducted and examine the books, records, files and other information of the Group; and (b) have access to such management and personnel of the Group as may be reasonably requested by the Preferred Stockholder for the purpose of consulting with and advising management, obtaining information regarding the business, operations, the financial position and prospects of the Group or expressing the views of the Preferred Stockholder on such matters, in each case during normal business hours of the Group Companies as may be reasonably requested by the Preferred Stockholder with at least ten (10) days advance notification; provided, however, that the Company shall not be obligated to provide access to any information that is reasonably and in good faith considers to be a trade secret or confidential information. The Preferred Stockholder acknowledges and agrees that any exercise of the inspection rights hereunder shall in no event impair the normal business operations of the Company.
10.2.2
Each Preferred Stockholder shall have the right to receive from the Company the following:
(a)
within forty-five (45) days after the end of each calendar quarter, the unaudited consolidated quarterly management accounts for each of the Company and its Subsidiaries made up to the end of the relevant calendar quarter;
(b)
within one hundred and twenty (120) days after the end of the financial year to which they relate, annual audited consolidated balance sheet, profit and loss statement and cash flow statement of the Company and its Subsidiaries, in each case audited by the Auditors in accordance with IFRS; and
(c)
not later than thirty (30) days after the beginning of each financial year, a proposed annual budget and business plan of each of the Company and its Subsidiaries for such financial year.
10.3
Registration Rights. The Designated Holders shall be entitled to the registration rights with respect to the Registrable Securities held thereby as are set forth in Schedule IV.
11.
TERM AND TERMINATION
11.1
Terms. The provisions of this Agreement shall come into force on the Closing Date (save for Sections 1, 11, 12, 13, 14 and Schedule I, which shall come into force on the date of this Agreement) and, save as terminated pursuant to Section 11.2, shall remain in full force and effect.
11.2
Termination

11.2.1
This Agreement terminates:
(a)
in respect of the rights and obligations of all Parties:
(i)
if all Parties agree in writing to terminate this Agreement;
(ii)
upon the winding up of the Company and the completion of the distribution of proceeds, if any, from such winding up; and
(b)
in respect of the rights and obligations of a Stockholder, when such Stockholder ceases to hold any Shares.
11.3
Effect of Termination. Termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities to any Party, nor shall it affect the effect of any provision hereof which is expressly or by implication intended to come into or to continue in force on or after such termination. Sections 1, 11, 12, 13, 14 and Schedule I shall survive the termination of this Agreement and shall continue in full force and effect.
12.
CONFIDENTIALITY
12.1
Confidentiality Undertakings. During the term of this Agreement and after termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall:
12.1.1
not use or disclose to any Person Confidential Information it has or acquires other than for the purposes of the Transaction Documents;
12.1.2
make every effort to prevent the use or disclosure of Confidential Information other than for the purposes of the Transaction Documents; and
12.1.3
procure that each of its Affiliates complies with Sections 12.1.1 and 12.1.2.
12.2
Exceptions

Section 12.1 does not apply to disclosure of Confidential Information:

12.2.1
to the extent that such information is in the public domain other than through breach of Section 12.1;
12.2.2
to any director, officer or employee of any Party whose function requires him to have the Confidential Information;
12.2.3
to the extent that it is required to be disclosed by applicable Laws, by any rule of a listing authority or stock exchange, or by any Governmental Authority with relevant powers to which any party is subject or submits, provided that the disclosure shall so far as is practicable be made after consultation with the other Parties and after taking into account the other Parties’ reasonable requirements as to its timing, content and manner of making or despatch;
12.2.4
to any adviser for the purpose of advising any Party in connection with the transactions contemplated by this Agreement provided that such disclosure is essential for these purposes and that such Party procures that such adviser complies with Section 12.1;
12.2.5
by any Investor to its Affiliates (for this purpose only, an Affiliate of the Investor shall be deemed to include any investment fund and the Affiliates and limited partners of such investment fund);
12.2.6
to the extent required to vest the full benefit of this Agreement in any Party;
12.2.7
as is required to facilitate a proposed bona fide Sale of the Company;
12.2.8
to the extent that the Disclosing Party has been given prior written consent to such disclosure.
12.3
Definitions

For the purposes of this Section, the “Disclosing Party” means the Party that discloses (whether in writing, verbally or by any other means and whether directly or indirectly) Confidential Information to any other Party (the “Receiving Party”) whether before or after the date of this Agreement.

13.
ANNOUNCEMENTS
13.1
Public Announcements. Subject to Section 13.2, none of the Parties may make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other Parties’ written consent, which may not be unreasonably withheld or delayed.
13.2
Exceptions. Section 13.1 does not apply to a public announcement, communication or circular required by applicable Laws, by any rule of a listing authority or stock exchange, or by any Governmental Authority with relevant powers to which any Party is subject or submits, provided that the public announcement, communication or circular shall so far as is practicable be made after consultation with the other Parties and after taking into account the reasonable requirements of the other Parties as to its timing, content and manner of making or despatch.
14.
Miscellaneous
14.1
Compliance with this Agreement. The Stockholders shall at all times exercise their voting rights and any other powers of control available to them in relation to the Group (whether as Stockholder, director or otherwise), and shall otherwise use their reasonably practicable efforts, so as to cause the Company or any other member of the Group to comply with the provisions of this Agreement.
14.2
Conflicts with Constitutional Documents. If there is a conflict between any provision of this Agreement and the Constitutional Documents, the provisions of this Agreement shall prevail as between the Stockholders, and the Stockholders shall promptly procure the amendment of the Constitutional Documents so as to be consistent with this Agreement.
14.3
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights and obligations therein may not be assigned by the Company without the prior written consent of the Investors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
14.4
Governing law. This Agreement shall be governed by and construed under the Laws of the State of Delaware, without regard to principles of conflict of Laws thereunder.
14.5
Dispute Resolution
14.5.1
Any dispute, controversy, difference or claim arising out of or relating to this Agreement (including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it) shall be referred to arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted (the “HKIAC Rules”).
14.5.2
The tribunal shall consist of three (3) arbitrators (the “Tribunal”). Each of the claimant or group of claimants and the respondent or group of respondents shall designate one (1) arbitrator and HKIAC shall appoint the third (3rd) arbitrator.
14.5.3
The seat of such arbitration shall be Hong Kong.
14.5.4
The arbitral proceedings shall be conducted in English. All documents submitted in connection with the proceedings shall be in the English language, or if in another language, accompanied by an English translation.
14.5.5
The award of the Tribunal shall be final and binding upon the Parties. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.
14.6
Notice. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, electronic mail or similar means to the address of the relevant Party, as shown on Schedule III (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 14.6). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a

Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.
14.7
Specific Performance. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
14.8
Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.
14.9
Amendments and Waivers. Any term of this Agreement may be amended, only with the written consent of each of the Parties. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto, provided that the consent of the Founder shall be required for any amendment or waiver if such amendment or waiver adversely affect the rights of the Founder in a manner that is different than the effect on the rights of the other Parties hereto. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.
14.10
No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
14.11
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

14.12
No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
14.13
Headings and Subtitles; Interpretations
14.13.1
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
14.13.2
In this Agreement, unless a provision hereof expressly provides otherwise:
(a)
the term “or” is not exclusive;
(b)
words in the singular include the plural, and words in the plural include the singular;
(c)
the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision;
(d)
all references to “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”;
(e)
the masculine, feminine, and neuter genders will each be deemed to include the others;
(f)
the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;
(g)
the term “day” shall mean “calendar day”, and “month” shall mean calendar month;
(h)
all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;
(i)
all references in this Agreement to designated Schedules are to the Schedules attached to this Agreement;
(j)
the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;
(k)
references to law or applicable Law include any such law modifying, reenacting, extending or made pursuant to the same or which is modified, reenacted, or extended by the same or pursuant to which the same is made;

(l)
the phrase “on an as-converted and fully-diluted basis” shall mean assuming conversion of all Preferred Shares and exercise of other outstanding options, warrants, or other convertible securities into Common Shares, and the phrase “on an as-converted basis” shall mean assuming conversion of all Preferred Shares into Common Shares;
(m)
all accounting terms not otherwise defined herein have the meanings assigned under the applicable accounting principle or policy;
(n)
pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
(o)
references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;
(p)
all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies); and
(q)
any reference to writing or written shall include typewriting, printing, lithography, photography, email message and facsimile message and other modes of reproducing words in a legible and non-transitory form.
14.14
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures or electronic signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
14.15
Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement. The rights of the Parties to terminate, rescind or agree to any variation, waiver or settlement under this Agreement are not subject to the consent of any other Person.
14.16
Costs. Except where this Agreement or the relevant document provides otherwise, each Party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.
14.17
Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.
14.18
Governing Language. This Agreement is written in English. If this Agreement is translated into another language, the English version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

VISARA, INC.

By: __________________________________

Name:

Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

I-MAB

By: __________________________________

Name:

Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

AFFAMED THERAPEUTICS (HK) LIMITED

By: __________________________________

Name: Ting Liu

Title: President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

Schedule VI

DEFINITION

“Adjourned Meeting”	shall have the meaning ascribed to it in the Section 2.1.3.
“AffaMed”	shall have the meaning ascribed to it in the preamble.
“AffaMed Anti-Dilution Event”	shall have the meaning ascribed to it in the Section 4.2.1.
“AffaMed Anti-Dilution Protection”	shall have the meaning ascribed to it in the Section 4.2.1.
“AffaMed Anti-dilution Shares”	shall have the meaning ascribed to it in the Section 4.2.1.
“Affiliate”

shall mean, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of the Investor, the term “Affiliate” also includes investment vehicles sponsored, managed and/or advised by such Investor or its Affiliate(s). Notwithstanding the foregoing, (x) the Group Company’s Affiliate shall exclude the private equity funds managed or advised by CBC Group Investment Management, Ltd. and its Affiliates, and their respective portfolio companies, and (y) for the purpose of this Agreement, except as otherwise expressly provided under this Agreement, no Group Company shall be deemed to be an Affiliate of a Stockholder and vice versa.

“Agreement”	shall have the meaning ascribed to it in the preamble.
“Assigned Contracts”	shall mean (a) the Exclusive License Agreement dated November 6, 2021 by and among AskGene and AffaMed; (b) the Safety Data Exchange Agreement dated August 25, 2022 by and among AskGene and AffaMed.
“Auditors”	shall mean, one of Deloitte & Touche, Ernst & Young, KPMG and PricewaterhouseCoopers appointed by the Company to prepare the audited accounts of the relevant Financial Year.
“Automatic Conversion Event”	shall mean, shall have the meaning ascribed to it in Section 8.3.

“Board Reserved Matter”	shall have the meaning ascribed to it in the Section 3.1.
“Board” or “Board of Directors”	shall mean the board of directors of the Company for the time being and from time to time.
“Business Day”

shall mean, any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by applicable Law to be closed in Hong Kong, the State of Delaware, the State of New York, the PRC or Singapore.

“Cash Preferred Stockholder”	shall have the meaning ascribed to it in the Section 7.1.1.
“Closing”	shall have the meaning ascribed to it in the Subscription Agreement.
“Closing Date”	shall mean the date on which the consummation of the Closing takes place pursuant to the terms and conditions of the Subscription Agreement.
“Common Share Equivalents”

shall mean any Equity Security of the Company which is by its terms convertible into or exchangeable or exercisable for Common Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Common Shares”	shall mean the shares of Common Stock of the Company.
“Common Stock”	shall mean the Common Stock of the Company,
“Common Stockholder”	shall mean any holder of any Common Shares.
“Company Notice”	shall have the meaning ascribed to it in Section 5.2.2.
“Company Option Period”	shall have the meaning ascribed to it in Section 5.2.2.
“Company’s Right of First Refusal”	shall have the meaning ascribed to it in the Section 5.2.2.
“Company”	shall have the meaning ascribed to it in the preamble.
“Confidential Information”

shall mean (a) all information of a confidential nature that received from any other Parties, either directly or from any person associated with that Party; and (b) the existence, terms and subject matter of, and the negotiations relating to, the Transaction Documents.

“Constitutional Documents”

shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity. Unless the context provides otherwise, Constitutional Documents hereunder refer to the Constitutional Documents of the Company.

“Contract”	shall mean a legally binding written contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, or purchase order.
“Control”

of a given Person shall mean, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price”	shall have the meaning ascribed to it in Section 8.1.
“Convertible Securities”	shall mean any notes, debentures, preferred shares or other securities or rights which are ultimately convertible into or exchangeable for Common Shares.
“Co-Sale Notice”	shall have the meaning ascribed to it in Section 5.3.1.
“Co-Sale Proportion”	shall have the meaning ascribed to it in the Section 5.3.2.
“Co-Sale Right”	shall have the meaning ascribed to it in the Section 5.3.1.

“Co-Sale Right Holder”	shall have the meaning ascribed to it in the Section 5.3.1.
“Co-Sale Shares”	shall have the meaning ascribed to it in the Section 5.3.1.
“Deed of Adherence”	shall mean the form of deed of adherence set out in Schedule II.
“Deemed Liquidation Event”

shall mean any of the following events:

(1)
(i) the acquisition or sale of Equity Securities of the Group Companies taken as a whole in which in excess of fifty percent (50%) of the voting power of the Group Companies taken as a whole outstanding before such transaction is transferred, or (ii) any consolidation, amalgamation, merger, scheme of arrangement or reorganization of the Group Companies taken as a whole in which the Stockholders of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of the voting power of the Group Companies taken as a whole in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, in each case, excluding the sale of Equity Securities by any Preferred Stockholder that is made in compliance with Section 5.1 without the intention to sell the Group Companies (together with the other Stockholders) as a whole;
(2)
the sale, transfer or other disposition of all or substantially all of the assets or business of the Group Companies taken as a whole; or
(3)
the exclusive licensing, sale or transfer of all or substantially all of the Intellectual Properties of the Group Companies taken as a whole.

“Demand Notice”	shall have the meaning ascribed to it in Paragraph 1(a) of Schedule IV.
“Demand Registration Statement”	shall have the meaning ascribed to it in Paragraph 1(a) of Schedule IV.

“Demand Registration”	shall have the meaning ascribed to it in Paragraph 1(a) of Schedule IV.
“Designated Holders”	shall mean the Preferred Stockholders and any permitted transferees of Preferred Stockholders (and/or holders of any Common Shares converted from the Preferred Shares).
“Director”	shall mean a director for the time being of the Company including, where applicable, any alternate Director, and “Directors” shall be construed accordingly.
“Disclosing Party”	shall have the meaning ascribed to it in the Section 12.3.
“Encumbrance”

shall mean a mortgage, charge, pledge, Lien, option, restriction, right of first refusal, right of pre‑emption, third‑party right or interest, other encumbrance or security interest of any kind, or other type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

“Equity Securities”

shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing. Unless the context provides otherwise, the Equity Securities hereunder refer to the Equity Securities of the Company.

“ESOP”

shall mean any employee share option plan, equity-based employee incentive, purchase or participation arrangement, contract, or plan or any benefit plan of any Group Company for the benefit of any employee, officer, director, contract labor, advisor or consultant of any Group Company, in each case adopted by the Board in accordance with the Constitutional Documents and this Agreement from time to time.

“Exchange Act”	shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempted Period”	shall have the meaning ascribed to it in Paragraph 3 of Schedule IV.
“Financial Year”	shall mean, a financial year of the Company ending 31 December.
“First Participation Acceptance Notice”	shall have the meaning ascribed to it in the Section 4.1.2.
“First Participation Notice”	shall have the meaning ascribed to it in Section 4.1.2.
“First Participation Period”	shall have the meaning ascribed to it in Section 4.1.2.
“Governmental Authority”

shall mean any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, and any court, tribunal or arbitrator.

“Governmental Order”

shall mean any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company”	shall mean any of the Company and any Subsidiaries of the Company, and “Group” refers to all of the Group Companies collectively.
“HKIAC”	shall have the meaning ascribed to it in Section 14.5.1.
“HKIAC Rules”	shall have the meaning ascribed to it in Section 14.5.1.
“Hong Kong”	shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS”	shall mean the International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board from time to time.
“IMAB”	shall have the meaning ascribed to it in the preamble.
“IMAB Accepted New Securities”	shall have the meaning ascribed to it in the Section 4.1.2.
“IMAB Pro Rata Participation Right”	shall have the meaning ascribed to it in Section 4.1.1.
“IMAB Pro Rata Share”

shall mean the ratio of (i) the number of Common Shares (on an as-converted basis) owned by IMAB on the date of the relevant First Participation Notice to (ii) the Company’s total number of the issued Common Shares (on an as-converted basis) outstanding on the same date.

“Indemnified Party”	shall have the meaning ascribed to it in Paragraph 5(b) of Schedule IV.
“Indemnifying Party”	shall have the meaning ascribed to it in Paragraph 5(b) of Schedule IV.
“Intellectual Property”

shall mean any and all (a) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (b) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (c) copyrightable works, mask works and works of authorship (including rights in artwork, computer programs, source code, object code, firmware, development tools, files, records and data, and related documentation) and registrations and applications therefor, (d) URLs, web sites, web pages and any part thereof, (e) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other proprietary right, (f) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (g) the goodwill symbolized or represented by the foregoing.

“Investor” or “Investors”	shall have the meaning ascribed to it in the preamble.
“IPO”	shall mean an initial public offering or any other admission to trading of the shares of Common Stock or other Shares of (a) the Company (or as the case may be, the Equity Securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of the initial public offering), or (b) another Group Company (approved by IMAB in writing) holding, directly or indirectly, all or a substantial portion of the shares or equity interests of the Company and/or any of its Subsidiaries or the undertakings of the Group.

“Law” or “Laws”

shall mean any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement or other governmental restriction, or any regulations, rules, measures, guidelines, treaties, judgments, determination, orders or notices of any stock exchange, in each case as amended, and any and all applicable Governmental Orders.

“Lien”

shall mean any claim, mortgage, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Majority Preferred Directors”	shall mean, (a) when the Board only has one (1) Preferred Director, such Preferred Director; and (b) when the Board has more than one (1) Preferred Directors, the majority of all Preferred Directors.
“Managing Underwriter”	shall have the meaning ascribed to it in Paragraph 1(b) of Schedule IV.
“Maximum Number of Securities”	shall have the meaning ascribed to it in Paragraph 1(b) of Schedule IV.
“New Issue Price”	shall have the meaning ascribed to it in the Section 4.1.2.
“New Issue Terms”	shall have the meaning ascribed to it in the Section 4.1.2.
“New Securities”	shall mean any Equity Securities of the Company (including, without limitation, any Common Shares or Series A Preferred Shares) to be issued (or deemed to be issued) by the Company after the Closing Date, other than:

the Series A Preferred Shares issued to AffaMed pursuant to Section 4.2;

(4)
(i) any of the options, warrants or other securities arrangements to purchase any Common Shares issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP; and (ii) any Common Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

any Shares issued in connection with any share split, share dividend or any subdivision of the Shares or other similar events in which all the Preferred Stockholders are entitled to participate on a pro rata basis;

any Equity Securities issued pursuant to a Qualified IPO; and

the Common Shares issued upon the conversion of any Series A Preferred Shares.

“New Stockholder”	shall have the meaning ascribed to it in Section 4.3.1.
“Offered Price”	shall have the meaning ascribed to it in the Section 5.2.1.
“Offered Shares”	shall have the meaning ascribed to it in Section 5.2.1.
“Offered Terms”	shall have the meaning ascribed to it in the Section 5.2.1.
“Option Period”	shall have the meaning ascribed to it in Section 5.2.3.
“Options”	shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or Convertible Securities.
“Over-Purchase Notice”	shall have the meaning ascribed to it in the Section 5.2.3.
“Over-Purchasing Stockholder”	shall have the meaning ascribed to it in Section 5.2.3.
“Ownership Percentage”	shall mean, in relation to any Stockholder and at any time, the total number of Shares held by such

Stockholder at that time expressed as a percentage of all issued and outstanding Shares of the Company as at that time.
“Participating Demand Holder”	shall have the meaning ascribed to it in Paragraph 1(a) of Schedule IV.
“Party” or “Parties”	shall have the meaning ascribed to it in the preamble.
“Permitted Transferee”	shall have the meaning ascribed to it in Section 5.5.1.
“Person”	shall mean any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
“Piggy-Back Registration Statement”	shall have the meaning ascribed to it in Paragraph 2(a) of Schedule IV.
“Piggy-Back Registration”	shall have the meaning ascribed to it in Paragraph 2(a) of Schedule IV.
“PRC”	shall mean the People’s Republic of China excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan.
“Preferential Dividend”	shall have the meaning ascribed to it in Section 6.1.
“Preferred Director”	shall have the meaning ascribed to it in Section 2.1.1(c).
“Preferred Stockholder Option Period”	shall have the meaning ascribed to it in Section 5.2.3.
“Preferred Stockholder”	shall mean any holder of the Series A Preferred Shares.
“Pro Rata Share”

shall mean, in respect of a Preferred Stockholder, as at the relevant time of determination, the ratio of (i) the number of Common Shares (on an as-converted basis) owned by such Preferred Stockholder at such time to (ii) the total number of Common Shares (on an as-converted basis) held by all Preferred Stockholders at the same time.

“Proposed Sale”	shall have the meaning ascribed to it in Section 5.6.4.
“Prospective Transferee”	shall mean any Person to whom any Stockholder intends to transfer its Equity Securities of the Company.

“Qualified IPO”

shall mean an IPO at the New York Stock Exchange, the Nasdaq Global Market System, the Main Board of the Hong Kong Stock Exchange, or any other internationally recognized exchange or quotation system that is approved in writing by IMAB (each, an “Qualified Exchange”), and in any case with (a) the offer price per share of such an IPO being not lower than three (3) times of the Series A Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions); and (b) the gross proceeds (before deduction of underwriters' commission and expenses) raised through such IPO by the Group being not less than US$50,000,000.

“Receiving Party”	shall have the meaning ascribed to it in Section 12.3.
“Redeeming Preferred Shares”	shall have the meaning ascribed to it in Section 9.1.
“Redemption Initiating Holder”	shall have the meaning ascribed to it in Section 9.1.
“Redemption Price”	shall have the meaning ascribed to it in Section 9.2.
“Redemption Request”	shall have the meaning ascribed to it in Section 9.1.
“Registrable Securities”

shall mean (a) the Preferred Shares (and/or any Common Shares converted therefrom) and any other Shares held from time to time by a Designated Holder; and (b) any Equity Securities issuable or issued or distributed in respect of any of the Shares identified in paragraph (a) by way of share dividend or share split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act or under the securities laws or rules applicable to an offering of Securities on a Qualified Exchange and such Registrable Securities have been disposed of pursuant to such effective Registration Statement.

“Registration Statement”	shall mean the Demand Registration Statement and/or the Piggy-Back Registration Statement, as the case may be.

“Remaining Offered Shares”	shall have the meaning ascribed to it in the Section 5.2.2.
“Restricted Common Stockholder”	shall mean any Common Stockholder holding no less than 1% of the Company’s outstanding Shares (on an as-converted basis).
“Sale of the Company”	shall have the meaning ascribed to it in the Section 5.6.1.
“SEC”	shall mean the Securities and Exchange Commission of the United States of America (or any successor thereto).
“Second Participation Acceptance Notice”	shall have the meaning ascribed to it in the Section 4.1.4.
“Second Participation Notice”	shall have the meaning ascribed to it in the Section 4.1.4.
“Second Participation Period”	shall have the meaning ascribed to it in the Section 4.1.4.
“Secondary Notice”	shall have the meaning ascribed to it in the Section 5.2.2.
“Secondary Participant Accepted New Securities”	shall have the meaning ascribed to it in the Section 4.1.4.
“Secondary Participants Pro Rata Share”

shall mean, in respect of a Secondary Pro Rata Participant, the ratio of (i) the number of Common Shares (on an as-converted basis) owned by such Secondary Pro Rata Participant on the date of the relevant Second Participation Notice to (ii) the total number of Common Shares (on an as-converted basis) held by all the Secondary Pro Rata Participants on the same date.

“Secondary Pro Rata Participants”	shall have the meaning ascribed to it in Section 4.1.3.
“Secondary Pro Rata Participation Right”	shall have the meaning ascribed to it in Section 4.1.3.
“Secondary Right of First Refusal”	shall have the meaning ascribed to it in the Section 5.2.3.
“Securities Act”	shall mean the Securities Act of 1933 of the United States of America, as amended, and all rules and regulations promulgated thereunder.

“Selling Investors”	shall have the meaning ascribed to it in the Section 5.6.2.
“Selling Stockholder”	shall have the meaning ascribed to it in the Section 5.3.1.
“Series A Financing”	shall have the meaning ascribed to it in the recitals.
“Series A Issue Price”

shall mean the initial subscription price per share that the Investors pay for the Series A Preferred Shares at Closing which is US$1.0571 per Series A Preferred Share (as adjusted for any stock dividend, stock split, combination of stock, reorganization, recapitalization, reclassification or other similar event).

“Series A Preference Amount (Cash)”	shall have the meaning ascribed to it in the Section 7.1.1.
“Series A Preference Amount (In-Kind)”	shall have the meaning ascribed to it in the Section 7.1.2.
“Series A Preferred Shares” or “Preferred Shares”	shall mean the shares of Series A Preferred Stock.
“Series A Preferred Stock” or “Preferred Stock”	shall mean the series A preferred stock of the Company, with the rights and privileges attached to such stock as set out in the Constitutional Documents.
“Share Sale”	shall have the meaning ascribed to it in the Section 5.6.1.
“Shares”	shall mean the shares of the Company’s stock of any or all series or classes as the context may require, and “Share” shall mean any of them.
“Stockholder Reserved Matter”	shall have the meaning ascribed to it in the Section 3.2.
“Stockholder”	shall mean, any holder of a Share of the Company for the time being.
“Subscription Agreement”	shall have the meaning ascribed to it in the recitals.
“Subsidiary”	shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.
“Transaction Documents”	shall mean this Agreement, the Subscription Agreement, the Constitutional Documents and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.
“Transfer Notice”	shall have the meaning ascribed to it in Section 5.2.1.
“Transfer”	shall have the meaning ascribed to it in Section 5.1.
“Transferor”	shall have the meaning ascribed to it in Section 5.2.1.
“Tribunal”	shall have the meaning ascribed to it in the Section 14.5.2.
“Unpurchased New Securities”	shall have the meaning ascribed to it in Section 4.1.3.
“Unpurchased Offered Shares”	shall have the meaning ascribed to it in Section 5.2.3.
“US$”	shall mean the lawful currency of the United States of America (“U.S.”).

Schedule VII

FORM OF DEED OF ADHERENCE

THIS DEED (this “Deed”) is made the [●] day of [●] by [●] of [●] (the “New Stockholder”) and is supplemental to the Stockholders Agreement dated [●] made between the Company and the Investors (as defined therein) (such agreement as amended, restated or supplemented from time to time, the “Stockholders Agreement”).

WITNESSETH as follows:

1.
The “Effective Date” means the date of this Deed.
2.
The New Stockholder confirms that it has been supplied with a copy of the Stockholders Agreement and of all amendments, restatements and supplements thereto and hereby covenants with [Investor] (delete as appropriate) and the Company to, with effect from the Effective Date, observe, perform and be bound by all the terms and conditions of the Stockholders Agreement [(other than [●] thereof)] which are capable of applying to the New Stockholder to the intent and effect that the New Stockholder shall be deemed as and with effect from the date hereof to be a party to the Stockholders Agreement as if the New Stockholder were named in the Stockholders Agreement as holding [number of securities] [class of securities] [Shares][Securities] [in place of the transferor].
3.
The address at which notices are to be served on the New Stockholder under the Stockholders Agreement and the person for whose attention notices are to be addressed are as follows: [●].
4.
This Deed is made for the benefit of: (a) the Parties to the Stockholders Agreement; and (b) every other Person who after the date of the Stockholders Agreement (and whether before or after the execution of this Deed) assumes any rights or obligations under the Stockholders Agreement or adheres to it.
5.
Words and expressions defined in the Stockholders Agreement shall have the same meaning in this Deed. This Deed shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS whereof the New Stockholder have executed this Deed the day and year first above written.

THE COMMON SEAL of [●])

was hereunto affixed )

in the presence of: )

__________________________

(Director)

__________________________

(Director/Secretary)

Schedule VIII

ADDRESS FOR NOTICES

If to the Company:

Visara, Inc.

c/o I-MAB

2440 Research Boulevard, Suite 400, Rockville, MD 20850

Attention: [***]

[***]

With a copy to:

Visara, Inc.

c/o ABio-X Holdings, Inc.

117 Kendrick Street, Suite 400

Needham, MA 02494

Attention: [***]

[***]

Copy: [***]

If to IMAB:

Address: 2440 Research Boulevard, Suite 400, Rockville, MD 20850

Attention: [***]

Email: [***]

If to AffaMed:

Address: Unit 2002, 20/F, Nexxus Building, No. 41 Connaught Road, Central, Hong Kong S.A.R., China

Attention: [***]

Email: [***]

Schedule IX

Registration Rights

1.
Demand Registration
(a)
At any time after the earlier of (i) five (5) years after the Closing Date and (ii) one hundred eighty (180) days after the effective date of the registration statement for an IPO, upon receipt of a written request from any Designated Holder, requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act (including without limitation, registration on Form F-1 or Form S-1, or (if the Company so qualifies) registration on Form F-3 or Form S-3) covering at least forty percent (40%) and up to all of the Registrable Securities and specifying the intended method or methods of disposition thereof, the Company shall (x) within ten (10) days after receipt of a written request for a Demand Registration, give written notice thereof (the “Demand Notice”) to all other holders of Registrable Securities other than the Designated Holder, and (y) as expeditiously as reasonably possible, but in any event no later than one hundred and eighty (180) days to the extent possible (excluding any days which occur during a permitted Exempted Period under paragraph 3 below) after receipt of a written request for a Demand Registration, file with the SEC and use its best efforts to cause to be declared effective a registration statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Designated Holder for sale, together with any additional Registrable Securities requested to be included in such registration by any other holders of Registrable Securities (each, a “Participating Demand Holder”), as specified by notice given by each such Participating Demand Holder to the Company within twenty (20) days of the date the Demand Notice is given (but subject to paragraphs 1(b) and 2(c) below), to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered.
(b)
The public offering shall be underwritten with a managing underwriter selected by the Company and reasonably satisfactory to the Participating Demand Holders holding a majority in interest of the Registrable Securities (the “Managing Underwriter”) (provided that the Participating Demand Holders shall not unreasonably refuse the selection of the Company) and if such Managing Underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of Securities to be included in such offering is greater than the total number of Securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Demand Registration any other Securities of the Company and other Securities held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities. However, in no event shall the Company include, in the applicable offering (other than an IPO), less than thirty percent (30%) of aggregate number of the Registrable Securities that the Designated Holder has requested to be registered. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Participating Demand Holder to the nearest one hundred (100) shares. For purposes of this paragraph 1, a registration shall not be counted as “effected” if, as a result of an exercise of the Managing Underwriter’s cutback provisions in paragraph 1(b), fewer than fifty percent (50%) of the total number of Registrable Securities that Designated Holders have requested to be included in such registration statement are actually included.
(c)
The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this paragraph 1, (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected three (3) registrations pursuant to this paragraph 1. A registration shall not be counted as “effected” for purposes of this paragraph 1(c) until such time as the applicable registration statement has been declared effective by the SEC.
(d)
Notwithstanding anything to the contrary, Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations on Form F-1 and Form S-1. Except as otherwise provided herein, there shall be no limit on the number of times the Designated Holders may request registration of Registrable Securities on Form F-3 or Form S-3; provided that the Designated Holders shall not request for more than twice within a Financial Year.
2.
Piggy-Back Rights
(a)
If the Company proposes to file on its behalf and/or on behalf of any holder of its Securities a registration statement under the Securities Act for the registration of Common Shares (a “Piggy-Back Registration”), it will promptly give written notice to all holders of Registrable Securities at least thirty (30) days before the filing with the SEC of any such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the Securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as any Designated Holders may request.

(b)
Each Designated Holder desiring to have Registrable Securities registered under this paragraph 2 shall advise the Company in writing within twenty (20) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph 2(c), and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.
(c)
If the Piggy-Back Registration relates to an underwritten public offering and the Managing Underwriter advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the Equity Securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in paragraph 1 but replacing the term “Demand Registration” with “Piggy-Back Registration”), then the Company shall include in such Piggy-Back Registration in the following order: first, the Registrable Securities of the Designated Holder(s); second, the Registrable Securities of any other Participating Demand Holder, in an amount which together with the Securities that the Designated Holder(s) proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other Participating Demand Holders on a pro rata basis (based on the number of Securities of the Company held by each such Participating Demand Holders); and third, any Registrable Securities the Company proposes to register, in an amount which together with the Registrable Securities the Designated Holder(s) and all other Participating Demand Holders propose to register, shall not exceed the Maximum Number of Securities. However, in no event shall the Company include, in the applicable offering (other than an IPO), less than thirty percent (30%) of aggregate number of the Registrable Securities that the Designated Holder has requested to be registered.
(d)
Registration pursuant to this paragraph 2 shall not be deemed to be a demand registration on Form F-1 and Form S-1as described in paragraph 1. There shall be no limit on the number of times any Designated Holder may request registration of Registrable Securities under this paragraph 2.
3.
Exempted Periods

The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to paragraphs 1 or 2 hereof during no more than one (1) period of not more than thirty (30) days in any twelve-month period (an “Exempted Period”), provided that the Company may not register any of its other Securities during such period in the event that: (a) the Company would, pursuant to the advice of its outside counsel, be required to disclose in the prospectus information not otherwise then required by applicable Laws to be publicly disclosed; and (b) in the reasonable judgment of the Board, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company. The Company shall promptly give all holders of Registrable Securities written notice of such determination containing in reasonable detail a statement of the reasons for such postponement and an approximation of the anticipated delay.

4.
Expenses

All expenses incurred in connection with each registration pursuant to paragraphs 1 and 2, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and expenses of the Company and the underwriters relating to “road show” investor presentations, and the reasonable fees and disbursements, not to exceed US$75,000 per registration, of one counsel for all Participating Demand Holders (which counsel shall be selected by the Designated Holders holding a majority in interest of the Registrable Securities), shall be paid by the Company, except that:

(a)
all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus filed more than thirty (30) days after the effective date of such Registration Statement because any Designated Holder has not effected the disposition of the Securities requested to be registered shall be paid by such Designated Holder;
(b)
if the registration request is subsequently withdrawn at the request of any Designated Holder, the Company shall not be required to pay for any expenses of such registration;
(c)
the Participating Demand Holders shall bear and pay the underwriting commissions and discounts applicable to Securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement; and
(d)
if paragraph1 applies, other than in connection with an IPO, in circumstances where only the Registrable Securities of a Participating Demand Holder are included in the registration (and no other Securities are included in the registration, whether pursuant to paragraph 2 or otherwise), the Participating Demand Holder shall be liable to pay all of the expenses (including without limitation all registration, filing and qualification fees) incurred by the Company in connection with such Demand Registration.
5.
Indemnification and Contribution
(a)
In the event of a registration under this Agreement, to the maximum extent permitted by applicable Laws, the Company shall indemnify and hold harmless each holder of Registrable Securities, such holder’s partners, directors, officers, legal counsel, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such holder or participating person within the meaning of the Securities Act, against any Losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such Losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in such registration statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement, and the Company shall reimburse each such holder of Registrable Securities, such holder's partners, directors, officers, legal counsel, underwriter, any participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any holder of Registrable Securities, such holder’s directors and officers, participating person or controlling person in any such case for any such Loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, such holder’s directors and officers, participating person or controlling person; provided, further, that the Company shall not be liable to any holder of Registrable Securities, such holder's directors and officers, participating person or controlling person in any such case for any such Loss, claim, damage, liability or action to the extent that it arises out of or in connection with any fraud or intentional misconduct by any such holder, such holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such holder, such holder’s directors and officers, participating person or controlling person, and shall survive the transfer of such Securities by such holder.
(b)
Any person entitled to indemnification hereunder (an “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by such Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided that the failure so to notify such Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party unless: (i) the Indemnifying Party agrees to pay the same; (ii) the Indemnifying Party fails to assume the defense of such action; or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either: (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.
(c)
If the indemnification provided for in this paragraph 5(b) from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party in connection with the actions which resulted in such Losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and such Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph 5(b) is not permitted by applicable Law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the Registrable Securities on the one hand and the net proceeds received by the holders of Registrable Securities from the sale of Registrable Securities on the other. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 5(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph 5(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(d)
The agreements contained in this paragraph 5(b) shall survive the transfer of the Registrable Securities by any holder of Registrable Securities and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any holder of Registrable Securities or such director, officer or participating or controlling person.

6.
Non-U.S. Registration Rights

The foregoing provisions of this Schedule IV shall apply mutatis mutandis in respect of any registration of Registrable Securities in any jurisdiction other than the United States, together with such changes thereto as may be necessary or appropriate to reflect the applicable customs, practices and legal requirements in such jurisdiction; provided that: (a) for purposes of this Schedule IV, the defined term “IPO” shall be deemed to mean that a registration statement comparable to a registration statement on Form S-1 or Form F-1 has been filed, and Securities of the Company are publicly traded in the jurisdiction with respect to which a request for registration is being made; and (b) paragraph 4(d) shall only apply in respect of a registration of Registrable Securities under the Securities Act.

7.
Successors and Assigns; Third Party Beneficiaries

The registration rights of any Designated Holder with respect to any Registrable Securities shall be transferred to any person who is the transferee of such Registrable Securities in accordance with this Agreement. All of the obligations of the Company hereunder shall survive any such Transfer. Except as provided in paragraph 5, no Person other than the Parties hereto and their successors and permitted assigns is intended to be a beneficiary of the rights hereunder.